UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

MASIMO CORPORATION

40 Parker

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Masimo Corporation, a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 5, 2008, at 10:00 a.m. local time at the principal executive offices of the Company at 40 Parker, Irvine, California 92618, for the following purposes:

1.	To elect the following nominees as Class I directors to serve until our 2011 annual meeting of stockholders: Dr. Stephen Barker and Mr. Sanford Fitch.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as our independent auditors for our fiscal year ending January 3, 2009.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 18, 2008. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about May 1, 2008.

By Order of the Board of Directors

Joe E. Kiani Chairman & Chief Executive Officer

Irvine, California

April 24, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

MASIMO CORPORATION

40 Parker

Irvine, CA 92618

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Masimo Corporation (sometimes referred to as “we”, “Masimo” or the “Company”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and the accompanying proxy card on or about May 1, 2008 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 18, 2008 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 55,971,885 shares of common stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 18, 2008.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 18, 2008 your shares of common stock were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on April 18, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•	Election of two Class I directors to serve until our 2011 annual meeting of stockholders or until their successors are duly elected and have qualified; and

•	Ratification of the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent auditors for our fiscal year ending January 3, 2009.

Will there be any other items of business on the agenda?

Aside from the election of directors and ratification of the appointment of the independent registered public accounting firm, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

How do I vote?

For the election of directors, you may either vote “For” both nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 18, 2008, the record date for the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of both nominees as Class I directors, and (ii) “For” the ratification of Grant Thornton LLP as our independent auditors for our fiscal year ending January 3, 2009. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Currently, we do not anticipate engaging the use of a professional proxy solicitor.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed and executed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618; or

•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” votes with respect to the proposal regarding the election of Class I directors and, with respect to the auditor proposal and any other proposal properly brought before the Annual Meeting, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the vote total for each proposal and will have the same effect as “Against” votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Broker non-votes will be counted towards a quorum but will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included in that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•

For the election of Class I directors, Proposal No. 1, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect on the outcome of this Proposal No. 1.

•

To be approved, Proposal No. 2, the ratification of Grant Thornton LLP as our independent auditors for our fiscal year ending January 3, 2009, must receive a “For” vote from a majority of the shares present and voting, either in person or by proxy (which shares voting affirmatively also must constitute at least a majority of the required quorum). Abstentions will have the same effect as an “Against” vote. Broker non-votes will be counted towards a quorum, but will have no effect on the vote for this Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented by votes at the Annual Meeting or by proxy. At the close of business on the record date, there were 55,971,885 shares of common stock outstanding. Thus, a total of 55,971,885 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 27,985,943 votes must be represented at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be discussed in our Quarterly Report on Form 10-Q for the quarter ending June 28, 2008 filed with the Securities and Exchange Commission (the “SEC”).

When are stockholder proposals due for next year’s annual meeting of stockholders?

Stockholders may submit proposals on matters appropriate for stockholder action at the next annual meeting of the Company’s stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2009 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than January 1, 2009 to our Corporate Secretary at 40 Parker, Irvine, California 92618. If you wish to submit a proposal that is not to be included in the proxy materials for our 2009 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than March 17, 2009, but no earlier than February 15, 2009. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may view our bylaws by visiting the SEC’s Internet website at www.sec.gov.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Overview

Masimo’s Board of Directors presently has six members and is divided into three classes, designated Class I, Class II and Class III. Each class consists of two directors and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by our Board of Directors to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and has qualified.

The term of office of the two Class I directors expires in 2008. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2011 annual meeting of stockholders and until his successor is elected and has qualified or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting either in person, by telephone or by webcast.

Directors are elected by a plurality of the votes present at the Annual Meeting or by proxy and entitled to vote at the Annual Meeting. The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the two nominees named below or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

There are no family relationships between or among any of our officers or directors.

Nominees

The following table sets forth the names and ages of the nominees for director and each director whose term will continue after the Annual Meeting, and certain other information about them.

Nominees for Election for a Three-year Term Expiring at the 2011 Annual Meeting of Stockholders

Steven J. Barker, M.D., Ph.D., age 63, has served as a member of our board of directors since October 2005. Dr. Barker has served as the Professor and Head of Anesthesiology, University of Arizona College of Medicine since October 1995. From August 1990 to October 1995, Dr. Barker served as Chairman of Anesthesiology at the University of California, Irvine. He also holds a joint appointment as Professor of Mechanical and Aerospace Engineering. Dr. Barker is an oral examiner for the American Board of Anesthesiology, and is the Section Editor for Technology, Computing, and Simulation in the journal of Anesthesia and Analgesia. He also holds a B.S. in Physics and an M.S. and a Ph.D. in Mechanical Engineering from the California Institute of Technology and an M.D. from the University of Miami.

Sanford Fitch, age 67, has served as a member of our board of directors since November 2006. From March 2001 to December 2002, Mr. Fitch served as Vice President of Finance and Chief Financial Officer of Alvesta, a fiber optic component manufacturing company. From March 2000 to December 2000, Mr. Fitch served as Senior Vice President of Finance and Chief Financial Officer of Cruel World, an internet-based recruiting company. From December 1994 to November 1998, Mr. Fitch served as Senior Vice President of Finance and Operations and Chief Financial Officer of Conceptus, a manufacturer of contraceptive medical devices. From January 1991 to February 1994, he served as Vice President of Finance and Administration and Chief Financial Officer at SanDisk, a manufacturer of flash memory products. Mr. Fitch currently serves on the board of directors of IRIDEX, a publicly-traded manufacturer of medical laser systems. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

Edward L. Cahill, age 55, has served as a member of our board of directors since January 1999. Mr. Cahill has served as Managing Partner of HLM Venture Partners, a venture capital firm that invests primarily in emerging companies focused on health care information technology, health care services and medical technology since May 2000. From June 1995 to May 2000, Mr. Cahill served as a founding partner of Cahill, Warnock & Company (now Camden Partners), a Baltimore venture capital firm. Previously, Mr. Cahill was a Managing Director of Alex, Brown & Sons, an investment services brokerage, where he headed the firm’s health care group from January 1986 through March 1995. Mr. Cahill is also a director of several private health care companies and serves as a trustee of Johns Hopkins Medicine, Johns Hopkins Health System and Mercy Health Services. Mr. Cahill holds an A.B. in American Civilization from Williams College and a Master of Public and Private Management degree from Yale University.

Robert Coleman, Ph.D., age 62, has served as a member of our board of directors since February 1997. From September 2002 to September 2003, Dr. Coleman served as Chairman, President and CEO of Argose, Inc., a developer of non-invasive blood glucose monitors. Dr. Coleman was President and CEO of MediSense, Inc., a manufacturer of blood glucose self-testing devices, from 1991 to May 1996, and President of MediSense, Inc., an Abbott Laboratories Company, from June 1996 to December 1996. He co-founded Nova Biomedical Corporation, a manufacturer of clinical laboratory equipment, and served as its President and CEO from April 1976 to August 1991. Dr. Coleman holds a B.S. in Chemistry from Morehead State University and a Ph.D. in Analytical Chemistry from the University of Tennessee.

Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders

Joe E. Kiani, age 43, is the founder of Masimo and has served as Chief Executive Officer and Chairman of the Board of Directors since our inception in 1989. He is an inventor on more than 50 patents related to signal processing, sensors, and patient monitoring, including patents for the invention of read-through motion and low-perfusion pulse oximetry. Prior to founding Masimo, Mr. Kiani served as Regional Technical Manager for Anthem Electronics, Inc., a distributor of semiconductor and subsystem products, and as Field Applications Engineer for Bell Industries, Inc., which distributes advanced semiconductor components. He also previously served as Product Engineer at Unisys Corporation, a computer manufacturer. Mr. Kiani is currently on the Board of Directors of Saba Software, Inc., a publicly-traded software company focused on human capital development and management solutions and chairman of the Medical Device Manufacturers Association (MDMA). Mr. Kiani holds a B.S.E.E. and an M.S.E.E. from San Diego State University.

Jack Lasersohn, age 55, has served as a member of our board of directors since January 1995. Mr. Lasersohn is a General Partner of The Vertical Group, a private venture capital firm that is focused on the fields of medical technology and biotechnology. He has over 25 years of experience in health care venture capital investments. Prior to joining The Vertical Group’s predecessor, F. Eberstadt, in 1981, Mr. Lasersohn was a corporate attorney with Cravath, Swaine & Moore LLP. He is also a director of Metabolix Inc., a publicly-traded biotechnology company, and Alsius Corporation, a publicly-traded medical device company. He also serves on the boards of a number of private medical device and biotechnology companies. Mr. Lasersohn holds a B.S. in Physics from Tufts University, an M.A. from The Fletcher School of Law and Diplomacy, and a J.D. from Yale Law School.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board of Directors and our Code of Business Conduct and Ethics described below may be viewed on our Internet website at http://ir.masimo.com under “Corp Governance.” Alternatively, you can request a copy of any of these documents by writing to our Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Masimo and our stockholders. These guidelines, which provide a framework for the conduct of the Board of Directors’ business, provide that:

•	except with respect to matters reserved to our stockholders, our Board of Directors, which selects our senior management team, is our ultimate decision-making body;

•	the primary responsibilities of our Board of Directors are oversight, counseling and direction to management of Masimo for the benefit of Masimo and our stockholders;

•	it is our policy that except in unusual circumstances, the positions of the Chairman of our Board of Directors and our Chief Executive Officer be held by the same person;

•	a majority of the members of our Board of Directors shall be independent directors;

•	ordinarily, directors should not serve on more than four boards of publicly-traded companies, including our Board of Directors;

•	our Board of Directors and our Board committees have full and free access to management and, as necessary and appropriate, independent advisors;

•	the independent directors meet regularly in executive session;

•	on an annual basis, our Board of Directors and each of its committees will conduct a self-evaluation to determine whether they are functioning effectively; and

•

members of our Board of Directors shall regularly review developments in the areas of corporate governance and board service, hold periodic meetings with key members of our management and, as deemed appropriate, make visits to our key facilities.

Independence of the Board of Directors

The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the marketplace rules of the Nasdaq Stock Market, Inc. (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by our Board of Directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq rules, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Masimo, our senior management and our independent auditors, our Board of Directors has determined that all of our directors other than Mr. Kiani are independent, as defined by Nasdaq Marketplace Rule 4200(a)(15).

Information Regarding the Board of Directors

We are committed to maintaining the highest standards of business conduct and ethics. Our Board of Directors has adopted Corporate Governance Guidelines to assure that our Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board of Directors will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. Our Board of Directors adopted the Corporate Governance Guidelines to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission (“SEC”) rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. Our Corporate Governance Guidelines may be viewed on our Internet website at http://ir.masimo.com under “Corp Governance.”

Meetings

Our Board of Directors meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. Our Board also holds special meetings as required from time to time when important matters arise requiring Board of Directors’ action between scheduled meetings. During 2007, our Board of Directors met seven times and acted by unanimous written consent once. None of our directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was eligible to attend.

Executive Sessions

As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.

Policy Regarding Board Member Attendance at Annual Meetings

It is the policy of our Board of Directors to invite directors and nominees for director to attend annual meetings of our stockholders. We did not hold an annual meeting of stockholders in 2007. Because we were a privately-held concern for a majority of 2007, in lieu of holding an annual meeting of stockholders in 2007, our stockholders acted by written consent to satisfy the annual meeting requirements under applicable law.

Information Regarding Board Committees

Our Board of Directors has established standing Audit, Compensation and Nominating and Corporate Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All three committees operate under a written charter adopted by our Board of Directors, each of which is available on our Internet website at http://ir.masimo.com under “Corp Governance.” The following table provides membership and meeting information for fiscal year 2007 for each of the Board committees. Each director attended at least 75% of the meetings of the committees of Board of Directors on which he served, held during the period for which he was a committee member.

Name	Audit		Compensation		Nominating and Corporate Governance
Employee Director:
Joe E. Kiani	—		—		—
Mohamed Diab(1)	—		—		—
Non-Employee Directors:
Steven J. Barker, M.D., Ph.D.	—		X		X
Edward L. Cahill	X		—		X
Robert Coleman, Ph.D.	X		X	(2)	—
Sanford Fitch	X	(2)	—		—
Jack Lasersohn	—		X		X	(2)

Total meetings in fiscal year 2007	5		4		0
Total actions by written consent in fiscal year 2007	0		2		0

(1)	Mr. Diab resigned from our Board of Directors effective April 2007.
(2)	Committee Chairperson.

Below is a description of each committee of our Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of Mr. Cahill, Dr. Coleman and Mr. Fitch and Mr. Fitch serves as the Chairperson of the Audit Committee. The functions of this committee include, among others:

•	evaluating our independent registered public accountant’s qualifications, independence and performance;

•	determining the engagement of our independent auditors;

•	approving the retention of our independent auditors to perform any proposed audit and permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement terms as required by law;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates;

•	discussing with our management and our independent auditors the results of the annual audit and the review of our quarterly financial statements; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

Our Board of Directors has adopted a written charter of the Audit Committee that is available to stockholders on our Internet website at http://ir.masimo.com under “Corp Governance.”

Under the applicable rules and regulations of Nasdaq, each member of a company’s audit committee must be considered independent in accordance with the rules of the Nasdaq Marketplace Rule 4350(d)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. Our Board of Directors reviews the Nasdaq marketplace rule standards and Exchange Act definitions of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Nasdaq Marketplace Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board of Directors has determined that all members of our Audit Committee also meet the requirements for financial literacy under Nasdaq marketplace rules.

Our Board of Directors has determined that Mr. Fitch, the chairman of our Audit Committee, is an audit committee financial expert, as defined under applicable SEC rules, and that Mr. Fitch meets the background and financial sophistication requirements under Nasdaq Marketplace Rule 4350(d)(2)(A). In making this determination, the Board of Directors made a qualitative assessment of Mr. Fitch’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the Company’s independent registered public accountant’s qualifications, independence and performance; determines the engagement of the Company’s independent auditors; approves the retention of the Company’s independent auditors to perform any proposed audit and permissible non-audit services; monitors the rotation of partners of the Company’s independent auditors on the Company’s engagement terms as required by law; reviews the Company’s financial statements; reviews the Company’s critical accounting policies and estimates; discusses with the Company’s management and the Company’s independent auditors the results of the annual audit and the review of the Company’s quarterly financial statements; and reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 29, 2007 with the Company’s management. The Audit Committee reviewed with Grant Thornton LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with Grant Thornton LLP its independence, and received from Grant Thornton LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T. Finally, the Audit Committee discussed with Grant Thornton LLP, with and without management present, the scope and results of Grant Thornton LLP’s audit of the Company’s financial statements for the fiscal year ended December 29, 2007.

Based on these reviews and discussions, the Audit Committee has recommended to the Company’s Board of Directors that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, for filing with the SEC. The Audit Committee also has engaged Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending January 3, 2009, and is seeking ratification of such selection by the Company’s stockholders.

Audit Committee

Mr. Edward Cahill

Dr. Robert Coleman

Mr. Stanford Fitch

Compensation Committee

Our Compensation Committee is comprised of Drs. Barker and Coleman and Mr. Lasersohn. Dr. Coleman serves as the Chairperson of our Compensation Committee. The functions of this committee include, among others:

•	determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	evaluating and recommending the type and amount of compensation to be paid or awarded to our Board members;

•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management and human resources as necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

To assist management and the Compensation Committee in assessing and determining competitive compensation packages, we engaged Compensation Strategies, Inc., an independent compensation consultant, in May 2007. The Compensation Committee requested that Compensation Strategies, Inc. match our compensation practices for our Chief Executive Officer and our Chief Financial Officer to those described in public sources for a group of peer companies in the medical device/diagnostic monitoring equipment industry. The Compensation Committee requested that Compensation Strategies, Inc. use public and private survey data for all other executive officer positions and as a supplement to the data filed publicly by this peer group of companies.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our chief executive officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our chief executive officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making decisions on executive officers, the

Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2007 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement. Our Board of Directors has adopted a written charter of the Compensation Committee that is available to stockholders on our Internet website at http://ir.masimo.com under “Corp Governance.”

Compensation Committee Interlocks and Insider Participation

In 2007, our Compensation Committee consisted of Drs. Barker and Coleman and Mr. Lasersohn. No member of our Compensation Committee is currently or has been at any time one of our officers or employees, is or was a participant in a “related party” transaction in 2007, or has served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or our Compensation Committee. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of our executive officers.

COMPENSATION COMMITTEE REPORT

This Report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated by the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

Compensation Committee

Dr. Stephen Barker

Dr. Robert Coleman

Mr. Jack Lasersohn

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Dr. Barker and Messrs. Cahill and Lasersohn. Mr. Lasersohn serves as the Chairperson of our Nominating and Corporate Governance Committee. The functions of this committee include, among others:

•	interviewing, evaluating and recommending individuals for membership on our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	evaluating director performance on the board and applicable committees of the Board of Directors and determining whether continued service on our Board is appropriate;

•	considering and assessing the independence of members of our Board of Directors;

•	developing and reviewing a set of corporate governance policies and principles, including a code of business conduct and ethics, and recommending changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

Our Board of Directors has adopted a written charter of the Nominating and Corporate Governance Committee that is available to stockholders on our Internet website at http://ir.masimo.com under “Corp Governance.”

Consideration of Director Nominees

Director Qualifications

There are no specific minimum qualifications that the Board of Directors requires to be met by a director nominee recommended for a position on our Board of Directors, nor are there any specific qualities or skills that are necessary for one or more members of our Board of Directors to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Corporate Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board of Directors and its committees, including the following characteristics:

•	the highest ethical standards and integrity and a strong personal reputation;

•	a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;

•	a willingness to act on and be accountable for Board of Directors’ and, as applicable, committee decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

•	an ability to work effectively and collegially with other individuals;

•	loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•	sufficient time to devote to Board and, as applicable, committee membership and matters; and

•	the independence requirements imposed by the SEC and Nasdaq.

The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.

Security Holder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether a candidate was recommended by a security holder or not. Security holders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Masimo Corporation, 40 Parker, Irvine, California 92618, Attn: Corporate Secretary, no later than the close of business on the 120th day nor earlier than the 150th day prior to the anniversary date of the mailing of our proxy statement for our preceding year’s annual meeting of stockholders. Each written recommendation must set forth:

•	the name and address of the security holder(s) on whose behalf the recommendation is being made;

•	the class and number of shares of the Company that are beneficially owned by the security holder(s) on whose behalf the recommendation is being made as of the date of the written recommendation;

•	the proposed director candidate’s name, age, business address and residential address;

•

complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•	a description of the proposed director candidate’s qualifications as a director;

•	the class and number of shares of the Company that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and

•

any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as director if so elected.

If a proposed director candidate is recommended by a security holder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.

Evaluating Nominees for Director

Our Nominating and Corporate Governance Committee considers director candidates that are suggested by members of the committee, other members of our Board of Directors, members of management, advisors and our security holders who submit recommendations in accordance with the requirements set forth above. The Nominating and Corporate Governance Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating and Corporate Governance Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee evaluates all nominees for director under the same approach whether they are recommended by security holders or other sources.

The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board of Directors and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the director’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board of Directors, the committees and the

Company, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Board, the committees and the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards and applicable SEC rules and regulations.

The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by security holders, and recommend whether the Board of Directors should nominate the proposed director candidate for election by our stockholders.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which security holders may communicate with the Board of Directors or any of its directors. Stockholders of Masimo wishing to communicate with our Board of Directors or an individual director may send a written communication to the Board of Directors or such director, c/o Masimo Corporation, 40 Parker, Irvine, California 92618, Attn: Corporate Secretary. Each communication must set forth:

•	the name and address of the Masimo security holder(s) on whose behalf the communication is sent; and

•	the number of Masimo shares that are owned beneficially by the security holder(s) as of the date of the communication.

Each communication will be reviewed by Masimo’s Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or the individual director. Examples of inappropriate communications include junk mail, spam, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. These screening procedures have been approved by a majority of the independent members of our Board of Directors.

Communications determined by our Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board or the individual director on a periodic basis. All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics or our Open Door Policy for Reporting Complaints Regarding Accounting, Auditing and Other Matters that relate to questionable accounting or auditing matters involving the Company will generally be forwarded to a compliance officer designated by the Audit Committee to receive and review these communications and then promptly and directly forwarded by a compliance officer to the Audit Committee as appropriate in accordance with the terms of the Code and the Open Door Policy.

Code of Business Conduct and Ethics

We have adopted the Masimo Corporation Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our Internet website at http://ir.masimo.com under “Corp Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our Internet website at http://ir.masimo.com under “Corp Governance” and/or in our public filings with the SEC.

Information Regarding Executive Officers

Our executive officers and their respective positions are as follows:

Name	Position(s)
Joe E. Kiani	Chief Executive Officer & Chairman of the Board of Directors
Ammar Al-Ali	Chief Technical Officer
Mark P. de Raad	Executive Vice President & Chief Financial Officer
Rick Fishel	President of Masimo Americas
Paul Jansen	Executive Vice President, Marketing
Yongsam Lee	Executive Vice President, Operations & Chief Information Officer
Michael O’Reilly	Executive Vice President, Medical Affairs
Anand Sampath	Executive Vice President, Engineering

Ammar Al-Ali, age 44, has served as our Chief Technical Officer since December 1996. He is an inventor on more than 58 patents related to signal processing, sensors and patient monitoring. From April 1995 to December 1996, Mr. Al-Ali held various positions with us, including Director of Software Development. From January 1992 to November 1994, he served as the Director of Research and Development, Electronics for Ami-Med Corporation, a medical device company that provides instruments for continuous cardiac output. Mr. Al-Ali holds a B.S.E.E. degree from the University of Arizona.

Mark P. de Raad, age 49, has served as our Executive Vice President and Chief Financial Officer since June 2006. From November 2002 through May 2006, Mr. de Raad served as Vice President, Chief Financial Officer and Secretary for Avamar Technologies, Inc., a start-up enterprise software development company. He served as Vice President, Finance and Chief Financial Officer for ATL Products, Inc., a manufacturer of automated tape libraries, from September 1997 through June 2001. From June 2001 through November 2002, Mr. de Raad was Chief Financial Officer, Quantum Storage Solutions Group, a division of Quantum Corporation, which acquired ATL Products, Inc. in 1998. From May 1987 to May 1997, Mr. de Raad was employed by AST Research, Inc., a personal computer manufacturer, where he held various financial management positions the last of which was Vice President Finance and Treasurer and Chief Accounting Officer. Mr. de Raad is a Certified Public Accountant and holds a B.S. in Accounting from the University of Santa Clara.

Rick Fishel, age 50, has served as President of Masimo Americas since June 2004. From January 2003 to June 2004, Mr. Fishel was Regional Vice President of Sales for the Information Solutions segment of the McKesson Corporation, a provider of supply, information and care management products and services. From January 2001 to January 2003, he served as National Vice President of Sales for the Consulting Services division of GE Medical Systems, Inc., a provider of medical technology and productivity solutions. Mr. Fishel holds a B.S. in Marketing from Arizona State University.

Paul Jansen, age 37, joined Masimo as Vice President of Marketing in January 2008 and, in April 2008, was promoted to Executive Vice President, Marketing. From August 1997 through December 2007, Mr. Jansen served as Vice President, Marketing & Clinical Development for CardioDynamics, a cardiac monitoring and diagnostics company. In this role, Mr. Jansen was responsible for marketing, clinical research, medical affairs, reimbursement and technical service. From May 1995 to August 1997, Mr. Jansen was a Regional Product Specialist for Quinton, a division of American Home Products, which manufactured and marketed a full line of cardiopulmonary equipment and disposables. Mr. Jansen holds a B.S. in Urban Planning and Development from Iowa State University and an M.B.A. from Arizona State University.

Yongsam Lee, age 43, has served as our Executive Vice President, Operations and Chief Information Officer since January 2003. From March 1996 to December 2002, Mr. Lee held various positions with us, including Vice President, IT and Vice President, Operations. From October 2001 to April 2002, he served as Director of IT at SMC Networks, Inc., a provider of networking solutions. Mr. Lee holds a B.S. in Applied Physics from the University of California, Irvine.

Michael O’Reilly, M.D., age 55, has served as our Executive Vice President, Medical Affairs since February 2008. Dr. O’Reilly was an Associate Professor from September 2002 to February 2008, and an Assistant Professor from September 1996 to August 2002, in Anesthesiology at the University of Michigan. He was also the Director of the Division of Transplant Anesthesia team at the University of Michigan and a member of various corporate advisory boards. He has numerous publications in scientific journals. Dr. O’Reilly has been invited to give national and international presentations and has earned various awards and grants. Dr. O’Reilly is an M.D. and holds an M.S. in Cell Biology from the University of Vermont.

Anand Sampath, age 41, has served as our Executive Vice President, Engineering since March 2007. He is an inventor on more than four patents relating to patient monitoring, wireless networks and communications. From April 2006 to March 2007, Mr. Sampath was our Director of Systems Engineering. From October 1995 to March 2006, he held various positions, including Program Manager, Engineering Manager and Distinguished Member of Technical Staff, at Motorola, Inc. Mr. Sampath holds a B.S. in Engineering from Bangalore University.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of Masimo’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Masimo specifically cautions investors not to apply these statements to other contexts.

Overview—Compensation Objectives

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tie short and long-term cash and equity incentives to the achievement of measurable corporate objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has adopted a compensation approach that ties a substantial portion of executives’ overall compensation to our operational performance. In addition, we evaluate and reward our executive officers based on their willingness to take a leadership position in improving our internal structures and processes and their ability to identify and exploit opportunities to grow our business.

We must match market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete for key personnel on (i) the basis of our vision of future success, (ii) our culture and company values, (iii) the cohesiveness and productivity of our teams, and (iv) the excellence of our technical and management personnel. In all of these areas, we compete with other medical device and biotechnology companies, where there is significant competition for talented employees. We believe that we must provide competitive compensation packages to attract and retain executive officers and to help our executive management function as a stable team over the longer term. For engineering and marketing positions, our Compensation Committee has used medical device/hi-tech data in connection with making its compensation decisions. However, for other positions, including finance positions, our Compensation Committee has used data derived from a broader, “all industry” group of companies based in Southern California. We believe that we must compete for executive and key technical talent in this highly competitive market in Southern California. We also believe that for certain executive level positions, we compete against other successful public and private companies in Southern California for talent. Accordingly, our compensation philosophy has been to maintain an aggressive pay posture for total compensation, as well as components of total compensation. In addition, with the same competitive pay issues to consider, our Compensation Committee has developed incentive bonus and equity plans designed to align stockholder and employee interests.

We have adopted an approach to compensation comprised of a mix of short- and long-term components, cash and equity elements in the proportions we believe will provide the proper incentives, reward our senior management team and help us achieve the following goals:

•	align our executive officers’ compensation with our business objectives and the interests of our stockholders;

•	foster a goal-oriented, highly motivated management team whose participants have a clear understanding of business objectives and shared corporate values;

•	control costs in each facet of our business to maximize our efficiency; and

•	enable us to attract, retain and motivate a world class leadership team.

The compensation of our executive officers is based in part on the terms of employment agreements and offer letters we entered into with each of our executive officers, which set forth the initial base salaries and initial option grants for our executive officers, as well as the terms of our cash bonus plans. See “—Employment Agreement and Offer Letters” and “—Cash Bonus Plans” below.

In 2007, we believe that our compensation offering for executive officer talent of base salary, bonus plan and equity grant provided a competitive compensation package to attract, retain and motivate world class talent. The establishment of two financial targets as our 2007 company goal under our Executive Annual Cash Bonus Plan (the “Executive Annual Plan”) reinforced two other compensation goals; namely, alignment of our executive officers’ compensation with our business objectives and the interests of our stockholders and the fostering of a goal-oriented, highly motivated management team whose participants have a clear understanding of business objectives and shared corporate values. For 2007, the individual factor for our Chief Executive Officer was set at 100% because we achieved both of our financial goals under the Executive Annual Plan. The individual performance factor determined by our Chief Executive Officer for the other named executive officers focused on the individual attainment of goals and objectives set throughout the year, some of which involved controlling costs and improving internal efficiencies.

Role of Our Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies. Our Compensation Committee was appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended, or the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of Drs. Barker and Coleman and Mr. Lasersohn. Dr. Coleman is our Compensation Committee chairperson.

The Compensation Committee considers recommendations from Joe E. Kiani, our Chief Executive Officer, in determining executive compensation. While Mr. Kiani discusses his recommendations with the Compensation Committee, he does not participate in determining his own compensation. In making his recommendations, Mr. Kiani receives input from our Human Resources department and has access to various third-party compensation surveys and compensation data of publicly-traded companies we obtained from publicly-available SEC filings. This information is also available to our Compensation Committee. None of our other executive officers participates in the Compensation Committee’s discussions regarding executive compensation. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

Our Compensation Committee has taken the following steps to ensure that our approach to executive compensation and benefits is consistent with both our compensation philosophy and our corporate governance guidelines:

•	evaluated our compensation practices and assisted in developing and implementing the executive compensation philosophy;

•	developed recommendations with regard to executive compensation structures that were reviewed and approved by our Compensation Committee and board of directors;

•	established a practice of prospectively reviewing the performance and determining the compensation earned, paid or awarded to our Chief Executive Officer independent of input from him; and

•

established a policy to review on an annual basis the performance of our other executive officers with assistance from our Chief Executive Officer and determining what we believe to be appropriate total compensation.

Components of our Compensation Approach

Our compensation approach is comprised of five components:

•	base salary;

•	annual cash bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and termination protection.

We chose to build our executive compensation approach around these elements because we believe that together they have been and will continue to be effective in achieving our overall objectives. We utilize short-term compensation, including base salary and annual cash bonuses, to motivate and reward our key executives. The use and weight of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall objectives. We believe that, in addition to base salaries and bonuses, stock option and other equity-based awards are the primary compensation-related motivator in attracting and retaining qualified employees.

Base Salary. Base salaries will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. The base salary of our named executive officers will be reviewed on an annual basis. Generally, executive salaries have been, and will continue to be, adjusted once a year, effective June 1st of each year.

Prior to May 2007, we did not engage a compensation consultant to assist us in connection with mid-year base salary adjustments for our named executive officers. For our June 2006 and prior year increases, it was our standard practice that all named executive officers, including our Chief Executive Officer, receive a 10% salary increase. In determining the base salary increases that became effective on June 1, 2006, we did not benchmark the named executive officers’ then-current base salaries against base salaries of other officer positions at comparable companies. In June 2006, each of our then-employed named executive officers received a 10% salary increase.

In 2007, we retained an independent compensation consultant to conduct a competitive assessment of our current compensation levels. The competitive market data presented in the compensation consultant’s May 2007 study for our Chief Executive Officer and our Chief Financial Officer positions was obtained from the most recently filed proxy statements of a peer group of companies specifically developed for the study and consisted of 18 publicly-traded companies in the medical device/diagnostic monitoring equipment industry as follows: AngioDynamics, Inc., Abaxis, Inc., Natus Medical Incorporated, Nuvasive, Inc., I-Flow Corporation, Volcano Corporation, Quidel Corporation, Meridian Bioscience, Inc., E-Z-EM, Inc., Cardiac Science Corporation, SonoSite, Inc., Thoratec Corporation, ZOLL Medical Corporation, ArthroCare Corporation, Biosite Incorporated, Gen-Probe Incorporated, Kyphon Inc. and Hologic, Inc. Public and private survey information was used for all other positions and as a supplement to the proxy data. The market compensation data included median pay levels that were reflective of a company with annual revenues of $300 million, which the Compensation Committee believed to be the appropriate benchmark in light of size and our expected growth at that time.

Based on the data provided by the independent compensation consultant and the overall assessment of the Compensation Committee, the following salary increases for each of our named executive officers, including our Chief Executive Officer, became effective on June 1, 2007:

Name and Position(s)	Salary
Joe E. Kiani	$660,000
Chief Executive Officer & Chairman
Mark P. de Raad	291,500
Executive Vice President & Chief Financial Officer
Mohamed Elmandjra	272,959
Former President, Worldwide OEM Business
Ammar Al-Ali	312,438
Chief Technical Officer
Christopher Kilpatrick	292,556
Former Executive Vice President, Business Development, General Counsel & Secretary

Annual Cash Bonuses. Our Compensation Committee approves the annual cash bonuses for all executive officers. These bonuses, if earned, are paid after the end of the calendar year.

Bonuses paid to our named executive officers for 2007 were governed by our Executive Annual Plan, which became effective on January 1, 2007. The Executive Annual Plan also covers bonuses payable to our other executive officers and certain other exempt employees. Pursuant to the terms of the Executive Annual Plan, the bonus award for each named executive officer was calculated based upon the product of (A) the named executive officer’s base salary as of December 29, 2007, multiplied by (B) (i) the target bonus percentage factor assigned to the job classification level of the named executive officer, (ii) the company’s percentage factor assigned by the Compensation Committee based upon the attainment of the prior year’s financial targets, and (iii) the named executive officer’s individual percentage factor assigned by our Chief Executive Officer for the other named executive officers and in the case of our Chief Executive Officer, assigned by our Compensation Committee. Under the Executive Annual Plan, our Compensation Committee has the authority to substitute a maximum bonus percentage for some or all plan participants in lieu of the target bonus percentage for the plan year. The Compensation Committee also has the authority to allow the Chief Executive Officer to determine, based on his own subjective analysis, whether the company percentage factor as approved by the Compensation Committee should be lowered.

Company Factor. Under the Executive Annual Plan, in the event the Compensation Committee determined that we (i) did not achieve 100% of the financial targets, it had the discretion to set the company percentage factor at below 100%, including zero; and (ii) achieved 100% or more of the 2007 target, the company percentage factor would automatically be set at 100%. For 2007, our corporate objectives focused upon achieving two financial targets: (a) aggregate product revenues of at least $196 million and (b) earnings before interest and taxes of at least $40 million. In addition, each employee, including each executive officer, had individual objectives for the year which were designed to contribute to the achievement of our corporate objectives. In setting the objectives for the annual cash bonuses, our Compensation Committee believed that the 2007 corporate financial targets were achievable, but not easily attainable, provided that there was a maximum and sustained effort from each level of our organization. In 2007, the Compensation Committee determined that we exceeded both the product revenue target and the earnings target and, consistent with this achievement, approved a 100% company factor contribution. However, also consistent with the terms of the Executive Annual Plan, the Chief Executive Officer had the ability to evaluate, based on his own subjective criteria, whether the full amount approved by the Compensation Committee should be lowered. Based on the Chief Executive’s own subjective assessment of the Company’s overall performance in 2007, the Chief Executive Officer determined that a 90% achievement factor was appropriate.

Individual Factor. Under the Annual Executive Annual Plan, each named executive officer’s individual percentage factor can range from 0% to 100%. For all of our named executive officers other than our Chief Executive Officer, the individual percentage factor for 2007 was determined by our Chief Executive Officer based solely upon his subjective assessment of each other named executive officer’s performance of their job-related duties and responsibilities assigned to such named executive officer during 2007. For purposes of determining the individual factor of our Chief Executive Officer under the Executive Annual Plan, the Compensation Committee makes a subjective determination of our Chief Executive Officer’s overall performance during the applicable plan year, provided that in the event the Compensation Committee established the company’s percentage factor for any plan year at 100%, then our Chief Executive Officer’s individual factor is automatically 100%. Because the company factor for 2007 was set at 100% by our Compensation Committee, our Chief Executive Officer’s individual factor for 2007 under the Executive Annual Plan was automatically set at 100%. The individual percentage factor for each of our other named executive officers for 2007 was also set at 100% based on our Chief Executive Officer’s subjective determination of the level of performance of our other named executive officers during 2007.

Target Bonus Percentage. Under the Executive Annual Plan, the target bonus percentage is based on the job classification of our employees and other key employees. Our Chief Executive Officer is at the highest job classification, which corresponded to a target bonus percentage of 50% for the 2007 plan year, as determined by our Compensation Committee. The target bonus percentage of our other executive officers was set at 40% by our Compensation Committee.

Maximum Bonus Percentage. The Executive Annual Plan permits our Compensation Committee, in its sole discretion, to substitute a maximum bonus percentage in lieu of a plan participant’s target bonus percentage. Along with the target bonus percentage, the maximum bonus percentage is generally based upon a participant’s job classification level. For 2007, our Compensation Committee determined to provide our Chief Financial Officer and our Chief Technical Officer with a maximum bonus percentage of 44.4% in lieu of a target bonus percentage of 40%. Bonuses for the Chief Executive Officer and our remaining named executive officers under the Executive Annual Plan were based upon their 50% and 40% target bonus percentages, respectively. Our Compensation Committee used maximum target bonus for our Chief Financial Officer and Chief Technical Officer because it believed these individuals were instrumental in our achievement of specific non-financial targets for 2007 and determined to provide them the same bonus they would have received using their target bonus percentage if the company factor percentage had been set at 100%.

Using these formulas, the bonuses paid to our named executive officers for 2007 were as follows:

Name and Position(s)	Bonus
Joe E. Kiani	$329,670
Chief Executive Officer & Chairman
Mark P. de Raad	116,478
Executive Vice President & Chief Financial Officer
Mohamed Elmandjra	98,265
Former President, Worldwide OEM Business
Ammar Al-Ali	124,851
Chief Technical Officer
Christopher Kilpatrick	105,320
Former Executive Vice President, Business Development, General Counsel & Secretary

Since bonuses under the Executive Annual Plan are based on our named executive officers’ salaries as of the end of the preceding fiscal year, as a result of the salary increases for our named executive officers discussed above that became effective on June 1, 2007, each named executive officer earned a higher bonus for 2007 pursuant to the terms of the Executive Annual Plan than he would have otherwise received if such executive officer’s bonus amount was calculated based on the named executive officer’s salary for 2007, as set forth in the “Summary Compensation Table” below.

We have not paid any significant signing or promotion bonuses to our executive officers, nor have we guaranteed any future bonuses to our executive officers.

The Compensation Committee has set the following financial criteria as the company factor under the Executive Annual Plan for 2008: (i) total product revenues of at least $246 million and (ii) GAAP earnings per common share of at least $0.52. In setting these financial criteria, our Compensation Committee believes the criteria will not be easily attainable, but will be achievable if there is a maximum and sustained effort from each level of our organization in 2008.

Equity-Based Incentives. Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive approach intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Our equity incentive plans have provided the principal method for our executive officers to acquire equity interests in our company.

The size and terms of the initial option grant made to each executive officer upon joining us are primarily based on competitive conditions applicable to the executive officer’s specific position and are set forth in the executive officer’s offer letter from us. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within our company.

The annual equity awards we make to our executive officers will be driven by our sustained performance over time, our executive officers’ ability to impact our results that drive stockholder value, their level of responsibility within our company, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation.

The amount awarded to each executive officer was based on the Compensation Committee’s subjective determination of what was appropriate to incentivize the executives. Each of these grants vests over a five-year period with 20% vesting on each anniversary of the grant date. All options were granted at the fair market value on the date of grant, as determined by our Compensation Committee. In the absence of public trading market for our common stock on the date these options were granted, our Compensation Committee determined the fair market value of our common stock in good faith based upon consideration of a number of relevant factors, including the status of our development and commercialization efforts, our results of operations, general market conditions and independent valuations. All equity awards to our employees, including executive officers, and to our directors have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value on the grant date based on the valuation determined by our Compensation Committee.

In May 2007, our Compensation Committee adopted the CEO and Executive Officer Equity Award Compensation Policy (the “Equity Award Compensation Policy”) that provides for annual grants of stock options to certain of our officers, including our named executive officers. For a description of the Policy, see “—CEO and Executive Officer Equity Award Compensation Policy” below. Only the following three named executive officers were eligible to receive a stock option grant in 2007 under the terms of the Equity Award Compensation Policy. Based on the data provided by the independent compensation consultant and the overall assessment of the Compensation Committee, the following option grants were made to these individuals in May 2007:

Name and Position(s)	Shares	Per Share Exercise Price
Joe E. Kiani	300,000	$15.40
Chief Executive Officer & Chairman
Ammar Al-Ali	30,000	15.40
Chief Technical Officer
Christopher Kilpatrick	30,000	15.40
Former Executive Vice President, Business Development, General Counsel & Secretary

Our Board of Directors adopted our 2007 Stock Incentive Plan (the “2007 Plan”) in November 2006, which permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. The 2007 Plan became effective on August 8, 2007 in connection with our initial public offering. No further equity awards will be made under our 2004 Plan. However, any options outstanding under our 2004 Plan will continue to be governed by their existing terms. In connection with becoming a publicly-traded company, in addition to our Equity Award Compensation Policy, the Compensation Committee intends to evaluate other stock option grant programs for executive officers to continue aligning the interests of these individuals with those of our stockholders. See “—Employee Benefit Plans—2007 Stock Incentive Plan” below.

Other Benefits. We have a 401(k) plan in which all of our employees age 18 and older are entitled to participate. Employees contribute their own funds, as salary deductions, on a pre-tax basis. Contributions may be made up to plan limits, subject to government limitations. The 401(k) plan permits us to make matching contributions if we choose and we have historically provided matching contributions of up to three percent, subject to a maximum amount. We provide health care, dental, vision and life insurance, employee assistance plans and both short- and long-term disability, accidental death and dismemberment benefits to all full-time employees, including our executive officers. These benefits are available to all employees, subject to applicable laws. We believe these benefits are consistent with companies with which we compete for employees.

Severance and Termination Protection

Employment Agreement. Under his employment agreement with us, Mr. Kiani is entitled to certain severance and change of control benefits, the terms of which are described in detail below under “—Employment Agreement and Offer Letters.”

Severance Protection Plan. Our Board of Directors adopted our 2007 Severance Protection Plan, which became effective on July 19, 2007, the terms of which are described in detail below under “2007 Severance Protection Plan.” Under the terms of this plan, participants are entitled to cash, equity and other benefits upon their termination under certain circumstances. Messrs. de Raad, Fishel and Lee participate in our 2007 Severance Protection Plan.

Acceleration of Vesting of Equity-Based Awards. In the event of a change in control of us, certain provisions of our 1996 Plan and our 2004 Plan allow for 50% acceleration of unvested equity awards in the event an acquiror neither assumes awards outstanding under these plans nor issues our award holders substitute equity awards. In addition, our 2007 Plan, under which we will grant future equity awards after the completion of this offering, will permit acceleration of outstanding awards upon change in control under certain circumstances. See “—Employee Benefit Plans” below.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted the fair value provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as interpreted by SEC Staff Accounting Bulletin No. 107 (“FAS 123(R)”). Under FAS 123(R), we are required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award.

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our three other most highly compensated executive officers, other than our Chief Financial Officer, to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In the past, annual cash compensation to our executive officers has not exceeded $1,000,000 per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past we have granted options that met those requirements. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers shall be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, our Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal year ended December 29, 2007 by our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who were employed with us as of December 29, 2007. We refer to these five individuals collectively as our “named executive officers.” We generally pay bonuses in the year following the year in which the bonus was earned. This table does not include medical, group life insurance or other benefits which we make available to all of our employees. We did not grant any type of equity awards other than stock options to our named executive officers or other employees during the year ended December 29, 2007.

Name and Principal Position(s)	Year	Salary		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2),(3)		Total ($)
Joe E. Kiani	2007	$555,801		$329,670	$218,087	$126,823	(4),(17)	$1,230,381
Chief Executive Officer and Chairman (PEO)	2006	396,050		205,706	—	72,150	(5),(18)	673,906
Mark P. de Raad(6)	2007	280,383		116,478	265,410	35,526	(7),(17)	697,797
Executive Vice President & Chief Financial Officer (PFO)	2006	136,746		54,597	114,890	15,667	(8),(18)	321,900
Mohamed Elmandjra(9)	2007	269,622		98,265	256,905	28,925	(10),(17)	653,717
Former President, Worldwide OEM Business	2006	101,430		30,001	110,637	27,021	(11),(18)	269,089
Ammar Al-Ali	2007	300,531		124,851	173,331	55,008	(12),(17)	653,721
Chief Technical Officer	2006	273,413		113,614	67,297	36,952	(13),(18)	491,276
Christopher Kilpatrick	2007	288,984		105,320	21,809	42,159	(14),(17)	458,272
Former Executive Vice President, Business Development, General Counsel & Secretary(19)	2006	305,304	(15)	113,614	—	220,462	(16),(18)	639,380

(1)

Amounts set forth in the “Option Awards” column for 2006 reflect the dollar amount recognized as compensation expense by us for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance FAS 123(R) of stock option grants pursuant to our 2004 Plan described on pages 37 to 39 and thus may include amounts from stock options granted in 2006. These amounts reflect our accounting expense for these option awards and do not correspond to the actual value that will be recognized by the named executives. See Note 12 of the Notes to Financial Statements included in our Prospectus dated August 7, 2007 filed with the SEC on August 8, 2007 pursuant to Rule 424(b) promulgated under the Securities Act, for a discussion of assumptions made in determining the grant date fair value and compensation expense of these stock options. Amounts set forth in the “Option Awards” column for 2007 reflect the dollar amount recognized as compensation expense by us for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with FAS 123(R) of stock option grants pursuant to our 2004 Plan and our 2007 Plan described on pages 37 to 43 and thus may include amounts from stock options granted in and prior to 2007. These amounts reflect our accounting expense for these option awards and do not correspond to the actual value that will be recognized by the named executives. See Note 12 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the SEC on March 4, 2008, for a discussion of assumptions made in determining the grant date fair value and compensation expense of these stock options.

(2)

In March 2007, we made special bonus payments to our employees and directors in the aggregate amount of approximately $2.0 million who held vested stock options as of March 1, 2006. These special bonus payments were made from the after-tax proceeds that we received from our patent infringement lawsuit against Nellcor Puritan Bennett, Inc. (currently Covidien Ltd., or Covidien) and interest earned thereon. The stock-based compensation expense associated with the special bonus payments made in 2007 was recorded in December 2006 and is included in the stock-based compensation expense set forth in footnote 3 below.

(3)

In March 2006, we made special bonus payments in the aggregate amount of approximately $9.7 million to our employees and directors who held vested stock options as of March 1, 2006. These special bonus payments were made from the after-tax proceeds that we received from our patent infringement lawsuit against Covidien and interest earned thereon. The stock-based compensation expense for the year ended December 31, 2006 associated with the special bonus payment made in 2006 and 2007 was: (i) cost of goods sold: $1.822 million; (ii) research and development: $3.990 million; and (iii) selling, general and administrative expense: $5.900 million.

(4)

Consists of $6,554 for certain travel expenses described in footnote 17 below, $37,300 for tax reimbursements related to the 2006 trips described in footnote 18 below, $6,750 in 401(k) matching contributions, $12,088 in medical insurance premiums and $64,131 in earned vacation.

(5)	Consists of $51,098 for trips described in footnote 18 below, $6,600 in 401(k) matching contributions, $3,055 in expenses and $11,397 in medical insurance premiums.
(6)	Mr. de Raad became our Executive Vice President & Chief Financial Officer in June 2006.
(7)	Consists of $649 for certain travel expenses described in footnote 17 below, $6,750 in 401(k) matching contributions, $11,951 in medical insurance premiums and $16,176 in earned vacation.
(8)	Consists of $5,600 for trips described in footnote 18 below, $4,102 in 401(k) matching contributions and $5,965 in medical insurance premiums.
(9)	Mr. Elmandjra resigned as our President, Worldwide OEM Business effective March 14, 2008.
(10)	Consists of $953 for certain travel expenses described in footnote 17 below, $6,750 in 401(k) matching contributions, $5,667 in medical insurance premiums and $15,555 in earned vacation.
(11)	Consists of $3,012 in 401(k) matching contributions, $22,120 in relocation assistance and $1,889 in medical insurance premiums.
(12)

Consists of $7,488 for tax reimbursements related to the 2006 trips described in footnote 18 below, $6,750 in 401(k) matching contributions, $11,873 in medical insurance premiums and $28,897 in earned vacation.

(13)	Consists of $12,215 for trips described in footnote 18 below, $6,100 in 401(k) matching contributions, $7,439 in special bonus payments authorized in 2006 and $11,198 in medical insurance premiums.
(14)

Consists of $6,886 for tax reimbursements related to the 2006 trips described in footnote 18 below, $6,750 in 401(k) matching contributions, $11,851 in medical insurance premiums and $16,672 in earned vacation.

(15)	Includes $32,027 of accrued vacation that was paid out to Mr. Kilpatrick in 2006.
(16)	Consists of $13,233 for trips described in footnote 18 below, $6,100 in 401(k) matching contributions, $189,952 in special bonus payments authorized in 2006 and $11,177 in medical insurance premiums.
(17)

In 2007, management held one of its quarterly business planning sessions at an offsite location. Participants in this planning meeting had the opportunity to be accompanied by both their spouse and, if applicable, their immediate family. In general, all extended family related travel expenses were paid directly by the executive, although in some cases, certain travel expenses were paid directly by us and are included in these reported totals.

(18)

In 2006, we held both an incentive trip and a quarterly business planning session at different offsite locations. The incentive trip rewarded selected employees for their effort in achieving the successful settlement of the patent infringement case against Covidien. The business planning session focused on topics related to our business plans. Participants in both the incentive trip and the business planning meeting had the opportunity to be accompanied by their spouse and, if applicable, their immediate family. In general, all extended family related travel expenses were paid directly by the executive, although in some cases, certain travel expenses were paid directly by us and are included in these reported totals.

(19)	Mr. Kilpatrick resigned as our Executive Vice President, Business Development, General Counsel & Secretary effective March 21, 2008.

Grants of Plan-Based Awards During Fiscal Year 2007

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the year ended December 29, 2007. For the fiscal year ended December 29, 2007, we granted options to purchase an aggregate of 1,676,150 shares of our common stock, with a weighted average exercise price of $19.40 per share, to our employees, including grants to our named executive officers. The options included in the table below were issued under our 2004 Plan. Options granted under our 2004 Plan expire ten years from the date of grant. We did not grant any type of equity awards other than stock options to our named executive officers or other employees during the year ended December 29, 2007. See “—Employee Benefit Plans—2004 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan.”

The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock, as determined by our Compensation Committee on the date of the grant. The exercise price is payable in cash or by check, in shares of our common stock previously owned by the optionee, subject to certain limitations, pursuant to a cashless exercise program approved by our Compensation Committee or through any combination of the foregoing.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise Price Per Share ($/Sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
Joe E. Kiani	5/24/07	300,000	$15.40	$2,222,550
Mark P. de Raad	—	—	—	—
Mohamed Elmandjra	—	—	—	—
Ammar Al-Ali	5/24/07	30,000	15.40	222,255
Christopher Kilpatrick	5/24/07	30,000	15.40	222,255

(1)

See Note 12 to the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the SEC on March 4, 2008 for a discussion of methodology for determining the exercise price.

(2)	Amounts reflect the total fair value of stock options granted, calculated in accordance with SFAS No. 123(R).

Outstanding Equity Awards at December 29, 2007

The following table presents the outstanding option awards held by each of our named executive officers as of December 29, 2007, including the value of the options awards. As of December 29, 2007, no other equity awards were outstanding.

	Option Awards(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Unearned Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Joe E. Kiani	5/24/2007	—	300,000	(2)	$15.40	5/24/2017
Mark P. de Raad	7/17/2006	54,000	216,000	(3)	10.67	7/17/2016
Mohamed Elmandjra	7/17/2006	54,000	216,000	(4)	10.67	7/17/2016
Ammar Al-Ali	5/24/2007	—	30,000	(5)	15.40	5/24/2017
	7/17/2006	—	77,940	(6)	10.67	7/17/2016
	1/3/2005	6,000	18,000	(7)	2.75	1/3/2015
	1/23/2003	8,700	8,700	(8)	2.75	1/23/2013
Christopher Kilpatrick	5/24/2007	—	30,000	(9)	15.40	5/24/2017
	1/23/2003	3,300	3,300	(10)	2.75	1/23/2013
	8/7/2002	90,000	—		2.75	8/7/2012
	10/20/1999	18,000	—		1.67	10/20/2009

(1)

For each named executive officer, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. Unless otherwise noted, the shares subject to each stock option vest over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change in control of the company or various events specified in the named executive officer’s employment agreement or severance plan agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment.

(2)

Subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 5/24/08, 5/24/09, 5/24/10, 5/24/11 and 5/24/12.

(3)

Subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award became or will become exercisable on each of 7/17/07, 7/17/08, 7/17/09, 7/17/10 and 7/17/11.

(4)

Subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award became or will become exercisable on each of 7/17/07, 7/17/08, 7/17/09, 7/17/10 and 7/17/11.

(5)

Subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 5/24/08, 5/24/09, 5/24/10, 5/24/11 and 5/24/12.

(6)	One hundred percent of the shares subject to the option award will become exercisable on 1/14/09.
(7)

Subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award became or will become exercisable on each of 1/3/06, 1/3/07, 1/3/08, 1/3/09 and 1/3/10.

(8)	Twenty percent of the unexercisable shares relating to the option award became exercisable on each of 1/23/04, 1/23/05, 1/23/06, 1/23/07 and 1/23/08.
(9)

Subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 5/24/08, 5/24/09, 5/24/10, 5/24/11 and 5/24/12.

(10)	Twenty percent of the unexercisable shares relating to the option award became exercisable on each of 1/23/04, 1/23/05, 1/23/06, 1/23/07 and 1/23/08.

Options Exercises During Fiscal Year 2007

Our named executive officers did not exercise any options during the fiscal year ended December 29, 2007. As of December 29, 2007, we had not issued any stock awards to our named executive officers or other employees.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors,” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreement and Offer Letters

Employment Agreement with Joe E. Kiani

In May 1996, we entered into an employment agreement with Mr. Kiani, our Chief Executive Officer, which was most recently amended and restated in July 2007. The agreement automatically renews on a daily basis and terminates three years from the date either party gives notice of termination to the other party.

The current employment agreement sets forth Mr. Kiani’s base salary of $660,000 per year, which is subject to adjustment by our Board of Directors or our Compensation Committee. Mr. Kiani is entitled to receive an annual bonus equal to 50% of his base salary in the event we attain certain financial goals set by our Board of Directors or our Compensation Committee. The employment agreement also entitles Mr. Kiani to participate in or receive benefits under all of our employee benefits plans and to be eligible to participate in any bonus plan created for the payment of bonuses to members of our management. In addition, the agreement provides that we will reimburse Mr. Kiani for all reasonable expenses incurred and paid by him in the course of the performance of his duties under the agreement and that we will further reimburse him for all reasonable travel and lodging expenses for his immediate family in the event his immediate family accompanies him during business travel. Under the employment agreement, “reasonable” expenses include travel and hospitality expenses for first class airplane travel and accommodations and expenses for travel using private or chartered aircraft. Mr. Kiani is exempt from our travel and expense policy and our expense reimbursement policy.

Under the employment agreement, we may terminate Mr. Kiani’s employment for “cause,” as a result of his disability under certain circumstances or for any other reason. Similarly, Mr. Kiani may terminate his employment for “good reason,” for health reasons or for any other reason upon six months written notice to us. If Mr. Kiani is terminated for cause, he is entitled to receive his full base salary through the date of termination. If Mr. Kiani’s employment is terminated as a result of his death, his estate is entitled to receive his full base salary through the date of termination and an additional amount equal to 50% of his base salary then in effect for each of three consecutive years following the date of termination, which shall be paid in substantially equal monthly installments over the three-year period. If Mr. Kiani’s employment is terminated as a result of his disability, he is entitled to receive his full base salary through the date of termination and an additional amount equal to 75% of his base salary then in effect for each of two consecutive years following the date of termination, which shall be paid in substantially equal monthly installments over the two-year period. If we terminate Mr. Kiani’s employment other than for cause, death or disability, or if Mr. Kiani terminates his employment with us for good reason, (i) he is entitled to receive his full base salary through the date of termination and an additional amount equal to two times the sum of his base salary then in effect plus the average annual bonus paid to Mr. Kiani over the prior three years, which shall be paid pursuant to our normal payroll practices, (ii) all of Mr. Kiani’s outstanding options will immediately vest and (iii) we will be required to pay the full exercise price of all vested options held by Mr. Kiani, as well as all withholding taxes on the issuance of the shares underlying the vested options. In addition, Mr. Kiani shall be entitled to receive the foregoing payments and benefits in the event of a change in control of us or our board of directors. The cash payments must be paid to Mr. Kiani within 30 days of the change in control. Following a change in control, Mr. Kiani would not be entitled to receive any additional payments under the employment agreement.

In addition, if Mr. Kiani’s employment is terminated for any reason other than cause or as a result of his death, he will also be entitled to participate in all of our employee benefit plans and programs that he participated in as of the date of his termination for the full term of his employment agreement. If for any reason Mr. Kiani is not permitted to participate in any of our employee benefit plans or programs after the date of his termination, he will be entitled to receive an amount in cash equal to the amount of benefits, contributions, payments and credits that he otherwise would have received under these programs or plans during the term of his employment agreement. The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.

For purposes of Mr. Kiani’s employment agreement, termination for “cause” generally means his termination as a result of his willful and continued failure to substantially perform his duties under his employment agreement, his willful engaging in gross misconduct materially injurious to us or his willful violation of the provisions of his confidentiality agreement with us if the violation results in demonstrably material injury to us. Any termination for cause must be approved by at least 75% of the members of our board of directors. Termination for “good reason” under the employment agreement generally means as a result of our assignment to Mr. Kiani of any duties other than those contemplated by his employment agreement, a reduction in Mr. Kiani’s rate of compensation or fringe benefits or certain failures by us to comply with the compensation terms of the employment agreement. A “change in control” under the employment agreement generally means (i) the acquisition by any person or group of more than 35% of our outstanding voting stock, (ii) the acquisition of our assets that have a total fair market value of 40% or more of the total fair market value of all of our assets immediately before the acquisition by any person or group, or (iii) a change in a majority of the members of our board of directors in a rolling 12-month period, subject to certain limitations.

Under the employment agreement, if any payments or benefits payable to Mr. Kiani would be subject to the excise tax under Section 4999 of the Code, Mr. Kiani will be entitled to receive an additional “gross-up” payment to cover the amount of the excise taxes. An independent registered public accounting firm will make the initial determination as to whether a gross-up payment is required under the employment agreement.

See “—Potential Payments upon Termination or Change in Control” below.

Offer Letters with Other Executive Officers

Ammar Al-Ali, Mark P. de Raad, Rick Fishel, Paul Jansen, Yongsam Lee, Michael O’Reilly and Anand Sampath each signed an offer letter before commencing their employment with us. The offer letters set forth each officer’s position and title, starting salary, health benefits, number of options received and the vesting schedule of such options. Additionally, each offer letter states that the officer’s employment is “at-will” and may be terminated at any time by either the officer or us for any reason. See “—Potential Payments upon Termination or Change in Control” below.

Employee Proprietary Agreements

Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of his employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Cash Bonus Plans

In July 2007, our Board of Directors approved the following cash bonus plans, both of which cover our named executive officers.

Executive Annual Cash Bonus Award Plan

The purpose of our Executive Annual Cash Bonus Award Plan is to provide our executive officers with additional incentives to deliver exceptional financial and operational results on an annual basis. Our Executive Annual Plan became effective on January 1, 2007.

Administration. The Executive Annual Plan is administered by our Board of Directors or committee designated by the Board, which shall be referred to as the Administrator. Our Board of Directors has authorized our Compensation Committee to act as the Administrator. The Administrator has the right to construe the Executive Annual Plan, and to determine any factual or legal question arising in connection with the operation of the plan. In addition, the Administrator has the unilateral right to amend, suspend, modify or terminate the Executive Annual Plan at any time with respect to all or some executives and with respect to any unpaid bonuses that are or could have become payable, whether for the current or future years.

Eligibility. Any of our executive officers may participate in the Executive Annual Plan if the Administrator so determines pursuant to guidelines set forth in the plan. In addition, the Administrator may select other officers and key employees to participate in the Executive Annual Plan. However, unless the Administrator determines otherwise in writing for a particular plan year, an executive officer or other employee may not participate in the Executive Annual Plan if he or she is normally scheduled to work an average of less than 40 hours per week or if the executive or other employee works for us for less than six months and one day during the applicable plan year. Each of our current executive officers other than Messrs. Jansen and O’Reilly was eligible to receive cash bonuses under the Executive Annual Plan for 2007. In addition, the Executive Annual Plan does not cover any executive or other employee who is covered by another cash bonus arrangement or non-equity variable compensation plan with us during the applicable plan year excluding any severance plan or agreement with us and our Executive Multi-Year Cash Bonus Award Plan discussed below.

Bonus Amounts and Payments. We pay bonuses for a plan year under the Executive Annual Plan if and only if the Administrator has approved written resolutions that either establish the terms and conditions relating to the payment of bonuses that will apply for the plan year, or otherwise approve the payment of bonuses. Our executives are entitled to bonuses only if they are still employed by us when we actually pay bonuses.

Under the Executive Annual Plan, our executives are eligible to receive an annual cash bonus based on our achievement of certain financial and other performance targets established by the Compensation Committee, as well as other quantitative and qualitative factors established by our Chief Executive Officer for the other named executive officers. Pursuant to the terms of the Executive Annual Plan, the bonus award for each named executive officer is calculated based upon the product of (A) the named executive officer’s base salary as of the last day of the plan year, multiplied by (B) (i) the target bonus percentage factor assigned to the job classification level of the named executive officer, (ii) the company’s percentage factor assigned by the Compensation Committee based upon the attainment of financial and other performance measures established by the Compensation Committee during the first three months of the plan year and (iii) the named executive officer’s individual percentage factor assigned by the Chief Executive Officer for the other named executive officers and in the case of our Chief Executive Officer, assigned by the Compensation Committee. Under the Executive Annual Plan, the Compensation Committee has the discretion to pay a higher bonus amount by substituting in the above-referenced calculation a “maximum bonus percentage” for each participant’s “target bonus percentage factor” for any plan year based upon the participant’s job classification level. Amounts payable under the Executive Annual Plan are pro rated based on the number of full weeks during the plan year in which the participant is employed with us.

For purposes of the company percentage factor, in the event the Compensation Committee determines that we achieve (i) less than 100% of the financial and other performance targets for the plan year, it has the discretion to set the company percentage factor at any percentage, including zero, (ii) 100% of the financial and other performance measures for the plan year, the company percentage factor shall automatically be set at 100%, and (iii) more than 100% of the financial and other performance targets for the plan year, it has the discretion to set the company percentage factor at any percentage at or above 100%. Under the Executive Annual Plan, each named executive officer’s individual percentage factor could range from 0% to 100%. For all of our named executive officers other than our Chief Executive Officer, the individual percentage factor is determined by our Chief Executive Officer based upon our chief executive officer’s subjective determination of the participant’s overall performance, taking into account such factors and goals assigned to the participant during the plan year. For purposes of determining the individual factor of our Chief Executive Officer under the Executive Annual Plan, the Compensation Committee makes a subjective determination of the chief executive officer’s overall performance during the plan year, provided that in the event the compensation committee established the company’s percentage factor at or above 100%, our Chief Executive Officer’s individual percentage factor shall be 100%.

For the 2007 plan year, the Compensation Committee set the target bonus percentage for our executive officers, as defined in the Executive Annual Plan, excluding our Chief Executive Officer, at 40%, and the target bonus percentage for our Chief Executive Officer at 50%. The Compensation Committee also established the 2007 maximum bonus percentage for our Chief Executive Officer at 55.5% and our Executive Vice President and Chief Financial Officer at 44.4% and our Chief Technical Officer at 44.4%. As a result, the maximum bonus percentage was used to calculate bonuses for these named executive officers for 2007. The Compensation Committee did not establish a maximum bonus percentage for our other named executive officers. For future plan years, our Compensation Committee set the target bonus percentage for our Chief Executive Officer at 50% and for our other executive officers at 40%.

Executive Multi-Year Cash Bonus Award Plan

The purpose of our Executive Multi-Year Cash Bonus Award Plan (the “Multi-Year Plan”) is to provide our executive officers with additional incentives to deliver exceptional financial and operational results in each three-year plan period. The Multi-Year Plan became effective on January 1, 2008.

Administration. The Multi-Year Plan is administered by our Board of Directors or a committee designated by the board, which shall be referred to as the Administrator. Our Board of Directors has authorized our Compensation Committee to act as the Administrator. The Administrator has the right to construe the Multi-Year Plan, and to determine any factual or legal question arising in connection with the operation of the Multi-Year Plan. In addition, the Administrator has the unilateral right to amend, suspend, modify or terminate the Multi-Year Plan at any time with respect to all or some executives and with respect to any unpaid bonuses that are or could have become payable, whether for the current or future years.

Eligibility. Any of our executive officers may participate in the Multi-Year Plan if the Administrator so determines pursuant to guidelines in the plan. In addition, the Administrator may select other officers and key employees to participate in the Multi-Year Plan. However, unless the Administrator determines otherwise in writing for a particular plan period, an executive officer or other employee may not participate in the Multi-Year Plan if he or she is normally scheduled to work an average of less than 40 hours per week or if the executive or other employee is not employed by us for the last eighteen months of the three-year plan period. In addition, the Multi-Year Plan does not cover any executive or other employee who is covered by another cash bonus arrangement or non-equity variable compensation plan with us during the applicable plan period excluding any severance plan or agreement with us and our Executive Annual Plan.

Bonus Amounts and Payments. We pay bonuses for plan period under the Multi-Year Plan if and only if the Administrator has approved written resolutions that either establish the terms and conditions relating to the payment of bonuses that will apply for the plan period, or otherwise approve the payment of bonuses. Plan periods are series of three-year periods commencing on January 1, 2008. The first plan period under the Multi-Year Plan began on January 1, 2008 and will end on December 31, 2010, inclusive. Our executives are entitled to bonuses only if they are still employed by us when we actually pay bonuses.

Under the Multi-Year Plan, our executives are eligible to receive a cash bonus at the end of an applicable three-year bonus period based on our achievement of certain financial and other performance targets established by our Compensation Committee, as well as other quantitative and qualitative factors established by our chief executive officer for the other named executive officers. Pursuant to the terms of the Multi-Year Plan, the bonus award for each named executive officer is calculated based upon the product of (A) three times the named executive officer’s average salary over the three-year plan period, multiplied by (B) (i) the multi-year performance bonus percentage factor assigned to the job classification level of the named executive officer, (ii) the company’s percentage factor assigned by the Compensation Committee based upon the attainment of financial and other performance measures established by our Compensation Committee during the first three months of the plan period and (iii) the named executive officer’s individual percentage factor assigned by the chief executive officer for the named executive officers and in the case of our Chief Executive Officer, assigned by the Compensation Committee. Amounts payable under the Multi-Year Plan are pro rated based on the number of full weeks during the plan period in which the participant is employed with us, but cannot be less than 18 months.

For purposes of the company percentage factor, in the event the Compensation Committee determines that we achieve (i) less than 100% of the financial and other performance measures for the plan period, it has the discretion to set the company percentage factor at any percentage, including zero; (ii) 100% of the financial and other performance measures for the plan period, the company percentage factor shall automatically be set at 100%; and (iii) more than 100% of the financial and other performance measures for the plan period, it has the discretion to set the company percentage factor at any percentage at or above 100%. Under the Multi-Year Plan, each named executive officer’s individual percentage factor could range from 0% to 100%. For all of our named executive officers other than our Chief Executive Officer, the individual percentage factor is determined by our Chief Executive Officer based upon our Chief Executive Officer’s subjective determination of the participant’s overall performance, taking into account such factors and goals assigned to the participant during the plan period. For purposes of determining the individual factor of our Chief Executive Officer under the Multi-Year Plan, the Compensation Committee makes a subjective determination of the chief executive officer’s overall performance during the plan period, provided that in the event the compensation committee establishes the company’s percentage factor at or above 100%, then our Chief Executive Officer’s individual percentage factor shall be 100%.

For the 2008 to 2010 plan period, the multi-year performance bonus percentage for our executive officers, as defined in the Multi-Year Plan, excluding our Chief Executive Officer, has been currently set at 40%, and the multi-year performance bonus percentage for our Chief Executive Officer has been currently set at 50%.

Employee Benefit Plans

Third Amended and Restated 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan

Our Third Amended and Restated 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the “1996 Plan”) was initially adopted by our board of directors and approved by our stockholders in May 1996. The 1996 Plan terminated automatically on May 4, 2006 and we cannot grant any additional awards thereunder. However, options outstanding under the 1996 Plan will continue to be governed by their existing terms under the 1996 Plan. Any shares of our common stock that are issuable pursuant to options outstanding under our 2004 Plan that hereafter would otherwise become available for future grant under the 2004 Plan will be automatically added to the share reserve of our 2007 Plan. See “—2007 Stock Incentive Plan” below.

Awards. The 1996 Plan provides for the grant of the following:

•	incentive stock options (“ISOs”), as defined under the Code, which may be granted solely to our employees, including officers and employee directors;

•	nonstatutory stock options (“NSOs”), which may be granted to our directors, consultants or employees, including officers; and

•	stock purchase rights, which may be granted to our directors, consultants or employees, including officers. We did not grant any stock purchase rights under the 1996 Plan.

Share Reserve. As of February 29, 2008, an aggregate of 2,410,023 shares of our common stock were reserved for issuance under the 1996 Plan, comprised solely of options to purchase shares of common stock outstanding as of such date. Shares issued under the 1996 Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Administration. Authority to control and manage the operation and administration of the 1996 Plan is vested with the board of directors, which may delegate some or all of such responsibilities to a committee. The board of directors shall be referred to as, or with respect to any matter as to which responsibility has been delegated to a committee, the committee shall be referred to as, the Administrator. Subject to the terms of the 1996 Plan, the Administrator has the power to determine, among other things, the terms of the options or stock purchase rights granted, including the exercise price of the option or stock purchase right, the designation of stock options as ISOs or NSOs, the number of shares issuable under each option or stock purchase right, the exercisability of each option or stock purchase right, and the form of consideration payable upon the exercise of each option or stock purchase right. The Administrator has the authority to amend, suspend or terminate the 1996 Plan, so long as no such action affects any shares of common stock previously issued and sold or any option previously granted under the 1996 Plan. During any calendar year, each optionee may be granted options to purchase a maximum of 1,500,000 shares.

Stock Options. Stock options are granted under the 1996 Plan pursuant to a stock option agreement. The exercise price of all ISOs granted under the 1996 Plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of NSOs granted under the 1996 Plan is determined by the Administrator, but in no event may be less than 85% of fair market value. For NSOs intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. For any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The aggregate fair market value, determined at the time of grant, of shares of our common stock subject to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. Stock options vest at the rate specified in the stock option agreement, as determined by the Administrator.

In general, the term of all other options granted under the 1996 Plan may not exceed ten years. If a participant’s service relationship with us, or any affiliate of ours, terminates due to disability or death, the participant, or his or her beneficiary, may exercise any vested options during the one-year period immediately following termination of service, unless such options expire prior to such time. If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionee may exercise any vested options during the three-month period immediately following the termination of service, unless such options expire prior to such time.

Applicable forms of consideration for the exercise of options granted under the 1996 Plan will be determined by the Administrator and may include cash or common stock previously owned by the optionee that have been held by the participant for at least six months, or payment through delivery of a promissory note, cancellation of indebtedness, a deferred payment arrangement, a broker-assisted exercise or other legal consideration or arrangements approved by the Administrator.

Options granted under our 1996 Plan are generally not transferable by the optionee, other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

Change in Control. Under the 1996 Plan, in the event of a change in control of us, the unvested shares subject to outstanding options or repurchase rights will become fully vested and the Administrator may further:

•

provide for the purchase of each outstanding option or stock purchase right for an amount of cash or other property that could have been received upon the exercise of the option or stock purchase right as if they had been exercisable;

•	adjust the terms of the options and stock purchase rights in a manner determined by the Administrator to reflect the merger or sale of assets causing the change in control;

•	cause the options and stock purchase rights to be assumed by, or substituted with comparable rights by the successor corporation; or

•	make such other provisions as the Administrator may consider equitable.

If the Administrator does not take any of the foregoing actions, all options and stock purchase rights shall terminate upon the change in control, and the Administrator must provide written notice of the proposed transaction to be given to all participants not less than 15 days prior to the effective date of the transaction.

2004 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan

Our 2004 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the “2004 Plan”) was initially adopted by our Board of Directors and initially approved by our stockholders in April 2004. Unless terminated sooner, the 2004 Plan will terminate automatically pursuant to its terms in April 2014. No further option grants will be made under our 2004 Plan. Upon completion of our initial public offering in August 2007, at which time our 2007 Stock Incentive Plan became effective, all of the options available for future grant under our 2004 Plan as of such time automatically became reserved for awards issuable under our 2007 Plan. In addition, any shares of our common stock that are issuable pursuant to options outstanding under our 2004 Plan that hereafter would otherwise become available for future grant under the 2004 Plan will be automatically added to the share reserve of our 2007 Plan. See “—2007 Stock Incentive Plan” below. No further option grants may be made under our 2004 Plan. However, options outstanding under the 2004 Plan will continue to be governed by their existing terms under the 2004 Plan.

Awards. The 2004 Plan provides for the grant of the following:

•	ISOs, which may be granted solely to our employees, including our executive officers; and

•	NSOs, which may be granted to our directors, consultants or employees, including officers; and

•	stock purchase rights, which may be granted to our directors, consultants or employees, including officers. We did not grant any stock purchase rights under the 2004 Plan.

Share Reserve. As of February 29, 2008, an aggregate of 4,715,921 shares of our common stock were reserved for issuance under the 2004 Plan, comprised solely of options to purchase shares of common stock outstanding as of such date. Shares issued under the 2004 Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Administration. Authority to control and manage the operation and administration of the 2004 Plan is vested with the Board of Directors which may delegate some or all of such responsibilities to a committee. The Board of Directors shall be referred to as, or with respect to any matter as to which responsibility has been delegated to a committee, the committee shall be referred to as the Administrator. Subject to the terms of the 2004 Plan, the Administrator has the power to determine, among other things, the terms of the options or stock purchase rights granted, including the exercise price of the option or stock purchase right, the designation of stock options as ISOs or NSOs, the number of shares issuable under each option or stock purchase right, the exercisability of each option or stock purchase right, and the form of consideration payable upon the exercise of each option or stock purchase right. The Administrator has the authority to amend, suspend or terminate the 2004 Plan, so long as no such action affects any shares of common stock previously issued and sold or any option previously granted under the 2004 Plan. During any calendar year, each optionee may be granted options to purchase a maximum of 500,000 shares under the 2004 Plan.

Stock Options. Stock options are granted under the 2004 Plan pursuant to a stock option agreement. The exercise price of all ISOs granted under the 2004 Plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of NSOs granted under the 2004 Plan is determined by the Administrator, but in no event may be less than 85% of fair market value. For NSOs intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. For any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The aggregate fair market value, determined at the time of grant, of shares of our common stock subject to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. Stock options vest at the rate determined by the Administrator, provided that at least 20% of the shares subject to any option shall become exercisable each year over a five-year period. At the discretion of the Administrator, the stock option agreement may provide that for 90 days following termination of a participant’s employment with us or one of our subsidiaries, we will have the right to repurchase, at the fair market value of our common stock, any shares issued to a participant pursuant to the exercise of an option.

In general, the term of all other options granted under the 2004 Plan may not exceed ten years. If a participant’s service relationship with us, or any affiliate of ours, terminates due to disability or death, the participant, or his or her beneficiary, may exercise any vested options during the one-year period immediately following termination of service, unless such options expire prior to such time. If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionee may exercise any vested options during the 45-day period immediately following the termination of service, unless such options expire prior to such time. In the event a participant’s service relationship with us, or any affiliate of ours, terminates other than due to disability or death, we have the right to repurchase from the participant any shares of common stock issued to the participant under the 2004 Plan at a purchase price equal to the fair market value of our common stock as of the date the participant’s service terminated. The repurchase right may be exercised at any time during the 90-day period following the date of the participant’s termination.

Applicable forms of consideration for the exercise of options granted under the 2004 Plan will be determined by the Administrator and may include cash or common stock previously owned by the optionee that have been held by the participant for at least six months, or payment through a deferred payment arrangement, a broker-assisted exercise or other legal consideration or arrangements approved by the Administrator.

Options granted under our 2004 Plan are generally not transferable by the optionee, other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

Change in Control. Under the 2004 Plan and the forms of NSO and ISO agreements, in the event of a change in control of us:

•

in which the acquiror neither assumes the options outstanding under the 2004 Plan nor issues the 2004 Plan participants substitute stock options under the acquiror’s equity plan in exchange for the 2004 Plan stock options, then 50% of the unvested options outstanding under the 2004 Plan shall automatically become fully vested as of prior to the consummation of the change in control. The 2004 Plan participants would be entitled to exercise their vested options at any time prior to the change in control and all options outstanding under the 2004 Plan that are not exercised prior to the change in control would automatically terminate.

•

in which the acquiror elects to assume the options outstanding under the 2004 Plan, each plan participant’s options would continue to be governed by the terms of the 2004 Plan and his or her 2004 Plan option agreements. If, following the change in control, the participant remains employed with us or one of our subsidiaries, or the participant becomes an employee of the acquiror (or one of its affiliates), then 50% of the participant’s unvested options outstanding under the 2004 Plan shall automatically become fully vested in the event either the participant is terminated from employment without “cause” or the participant terminates his or her employment due to a “material negative change in job position.”

•

in which the acquiror elects to issue the 2004 Plan participants substitute options under the acquiror’s equity plan in exchange for terminating the participant’s 2004 Plan stock options, the substitute options would be governed by the terms of the acquiror’s equity plan and accompanying form of option agreement. If, following the change in control, the participant remains employed with us or one of our subsidiaries, or the participant becomes an employee of the acquiror (or one of its affiliates), then 50% of the participant’s unvested options outstanding under the 2004 Plan shall automatically become fully vested in the event either the participant is terminated from employment without “cause” or the participant terminates his or her employment due to a “material negative change in job position.”

Under the 2004 Plan, a change in control generally includes:

•	an acquisition of 80% or more of our outstanding stock by any person or group;

•	a merger or consolidation of us after which our own stockholders as of immediately prior to the merger or consolidation own 20% or less of the surviving entity;

•	a sale of all or substantially all of our assets; or

•	a complete liquidation or dissolution of Masimo.

For purposes of the 2004 Plan, “cause” means the participant’s conviction of a felony, an act of material dishonesty or fraud by the participant against us or our stockholders, or the participant’s willful breach of any duty owed by the participant to us or our subsidiaries and “material negative change in job position” means a reduction in the participant’s base compensation or a substantial diminution in the participant’s duties and responsibilities.

2007 Stock Incentive Plan

Our Board of Directors adopted our 2007 Stock Incentive Plan (the “2007 Plan”) in November 2006. The 2007 Plan was approved by our stockholders in June 2007 and became effective upon the effective date of our initial public offering on August 7, 2007. The 2007 Plan will terminate ten years from August 7, 2007, unless our Board of Directors terminates it earlier.

Awards. The 2007 Plan provides for the grant of the following awards:

•	ISOs, which may be granted solely to our employees, including our executive officers; and

•

NSOs, stock appreciation rights, restricted stock awards, unrestricted stock awards, restricted stock unit awards and performance awards, which may be granted to our directors, consultants or employees, including our executive officers.

Purpose. The purpose of our 2007 Plan is to encourage and enable our directors, consultants and employees, including our executive officers, to acquire or increase their holdings of common stock and other interests in us in order to promote a closer identification of their interests with those of us and our stockholders, thereby further stimulating their efforts to enhance our efficiency, soundness, profitability, growth and stockholder value.

Administration. The 2007 Plan is administered by the Compensation Committee of our Board of Directors, provided that our board of directors may act in lieu of the Compensation Committee on any matter. In this discussion, we refer to our Board of Directors and the Compensation Committee collectively as the Administrator. Subject to the terms and conditions of the 2007 Plan, the Administrator is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify dates at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2007 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2007 Plan. Acceptable forms of consideration for the purchase of our common stock issued under the 2007 Plan will be determined by the Administrator and may include cash, common stock previously owned by the participant, payment through a broker-assisted exercise or any combination of the foregoing. In addition, the Administrator may delegate its authority under the 2007 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited where necessary to meet requirements under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. Neither we nor the Administrator may reprice any stock option or stock appreciation right granted under the 2007 Plan without first obtaining the approval of our stockholders.

Share Reserve. Our 2007 Plan authorizes an aggregate of 3,000,000 shares of our common stock, plus the number of shares of our common stock that were previously authorized for issuance under our 1996 Plan and 2004 Plan that have become available for future issuance under those plans after the effectiveness of our 2007 Plan, and any additional shares that otherwise would have become available for future issuance under our 1996 Plan and 2007 Plan. In addition, this amount will be automatically increased annually on the first day of each fiscal year, beginning with our 2009 fiscal year, by 3% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year. Shares of our common stock subject to options and other stock awards that have expired or otherwise terminate under the 2007 Plan without having been exercised in full will again become available for grant under the 2007 Plan. Shares of our common stock issued under the 2007 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise. If any shares of our common stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to participants shall again become available for grant under the 2007 Plan. In addition, if the exercise of any stock award is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered shall become available for grant under the 2007 Plan. The maximum number of stock options and stock appreciation rights that may be issued to a single participant in any calendar year under our 2007 Plan is 3,000,000 shares. As of February 29, 2008, there were 1,658,250 shares of common stock subject to options outstanding under our 2007 Plan.

Stock Options. Stock options will be granted pursuant to stock option agreements. The exercise price for stock options cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2007 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise of NSOs prior to vesting. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us upon termination of the participant’s service. In general, the term of stock options granted under the 2007 Plan may not exceed ten years. Unless the terms of a participant’s stock option agreement provide for earlier or later termination, if a participant’s service relationship with us, or any affiliate of ours, ceases for any reason other than for cause, disability or death, the participant may exercise any vested options for up to 90 days after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If a participant’s service relationship with us, or any affiliate of ours, ceases due to disability, the participant may exercise any vested options for up to one year after the date the service relationship ends. If a participant’s service relationship with us, or any affiliate of ours, ceases due to death, or the participant dies within 30 days following the date the service relationship ends other than for cause, the participant’s beneficiary may exercise any vested options for up to one year following the date of death. If a participant’s relationship with us, or any affiliate of ours, ceases due to termination for cause, the option will terminate at the time the participant’s relationship with us, or an affiliate of ours, terminates. In no event may an option be exercised after its expiration date.

Incentive stock options may be granted only to our employees, including executive officers. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our equity plans may not exceed $100,000. The options or portions of options that exceed this limit are automatically treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of us or any affiliate of ours unless the following conditions are satisfied:

•	the option exercise price is at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights will be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock equivalents. The exercise price of each stock appreciation right will be determined by the Administrator at the time of grant and will not be less than 100% of the fair market value of the common stock underlying the right. In general, the term of a stock appreciation right may not exceed ten years. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the aggregate exercise price determined by the Administrator on the date of grant. Stock appreciation rights will be paid either in cash, in shares of our common stock or partly in cash and partly in shares. Unless otherwise provided in a stock appreciation rights agreement, all stock appreciation rights will be settled in shares of our common stock, with cash paid for fractional shares. The administrator may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. A recipient’s stock appreciation rights agreement shall specify the terms upon which the recipient may exercise a stock appreciation right in the event the recipient’s relationship with us, or any affiliate of ours, ceases for any reason. Absent this disclosure, a stock appreciation right shall be governed by the same post-termination provisions applicable to options granted under the 2007 Plan, as discussed above. Stock appreciation rights carry no voting or dividend rights or other rights associated with stock ownership.

Restricted and Unrestricted Stock Awards. Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be issued for nominal or no cost and may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Participants receiving a restricted stock award generally have all of the rights of a stockholder with respect to such stock including rights to vote the shares and receive dividends. Shares of our common stock acquired under a restricted stock award will be subject to forfeiture to us in accordance with vesting conditions based upon a schedule or performance criteria established by the Administrator. Generally, except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason. We will return the purchase price for a forfeited restricted stock award only if set forth in the participant’s restricted stock award agreement.

Unrestricted stock awards are similar to restricted stock awards, provided that shares of our common stock acquired under an unrestricted stock award will be fully vested on the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Restricted stock units are denominated in common stock equivalents. They are typically awarded to participants without payment of consideration, but are subject to vesting conditions based upon a schedule or performance criteria established by the Administrator. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the stock units have vested. Prior to settlement, restricted stock unit awards carry no voting or dividend rights or other rights associated with stock ownership, but unless otherwise provided in a participant’s restricted stock unit award agreement, dividend equivalents will accrue from the date the award is granted until the date the shares underlying a restricted stock unit are issued. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason.

Performance Awards. Performance awards may be granted, vest or be exercised based upon the attainment of certain performance goals during a certain period of time. The performance awards may be issued as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code if the grant or vesting of one or more stock awards and the delivery of cash is tied solely to the attainment of certain performance goals during a designated performance period. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by the Administrator. The maximum amount to be received by any individual in any performance period, which shall not be less than one fiscal year, under performance awards issued under the 2007 Plan may not exceed 3,000,000 shares of our common stock and $1,000,000 in cash.

Internal Revenue Code Section 409A Requirements. Certain awards under the 2007 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the 2007 Plan will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the 2007 Plan, the 2007 Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the 2007 Plan, the Administrator has the discretion to grant or to unilaterally modify any award issued under the 2007 Plan in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The Administrator also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2007 Plan and all awards issued under the 2007 Plan.

Transferability of Awards. Generally, a participant may not transfer an award granted under the 2007 Plan other than by will or the laws of descent and distribution. However, a participant may transfer an NSO pursuant to a domestic relations order. In addition, if provided in an award agreement, NSOs, stock appreciation rights settled in shares, restricted stock awards and performance awards granted under the 2007 Plan may be transferred by instrument to the participant’s immediate family or an inter vivos or testamentary trust or by gift to charitable institutions.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split, stock dividend, combination, recapitalization or reclassification, the number of shares reserved under the 2007 Plan and the number of shares and exercise price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Change in Control. In the event of a change in control of us, the Administrator may take one or more of the following actions without the consent of any 2007 Plan participant or stockholder of ours:

•	arrange for all outstanding stock awards under the 2007 Plan to be assumed, continued or substituted for by any entity surviving the change in control;

•	accelerate in part or in full the vesting provisions of stock awards held by participants;

•	arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction or cancellation of such stock awards; or

•	generally make such other modifications, adjustments or amendments to outstanding awards or the 2007 Plan as the Administrator deems necessary or appropriate.

In the event that an award outstanding under the 2007 Plan is not exercised in full prior to consummation of a change in control in which the award is not being assumed or substituted for, the award shall automatically terminate as of immediately prior to the consummation of the transaction. In addition, the 2007 Plan provides that in the event a participant is involuntarily terminated in connection with, or within 12 months after, a change in control of us, each of the participant’s stock awards outstanding under the 2007 Plan that are assumed, continued or substituted for by a surviving entity in connection with the change in control will become fully vested.

Involuntary termination includes (i) a discharge without cause or (ii) voluntary resignation by the participant within 60 days following a material reduction in the participant’s job responsibilities, an involuntary relocation of participant’s work site to a location more than 50 miles from the participant’s work site as of immediately prior to the change in control or a material reduction in the participant’s total compensation other than as part of a reduction by the same percentage amount of the compensation of all other similarly-situated employees. A change in control generally includes:

•	a merger or consolidation of us after which our own stockholders as of immediately prior to the merger or consolidation own 50% or less of the surviving entity;

•	a sale of all or substantially all of our assets;

•	a complete liquidation or dissolution of us; or

•	an acquisition of 50% or more of our outstanding stock by any person or group.

Plan Amendments. Our Board of Directors will have the authority to amend or terminate the 2007 Plan. However, no amendment or termination of the plan will adversely affect any rights under outstanding awards unless agreed to in writing by the affected participant. We will obtain stockholder approval of any amendments to the 2007 Plan as required by applicable law.

CEO and Executive Officer Equity Award Compensation Policy

In May 2007, our Board of Directors adopted our CEO and Executive Officer Equity Award Compensation Policy (the “Equity Award Compensation Policy”). Under the Equity Award Compensation Policy, our Chief Executive Officer and other executive officers designated by our Compensation Committee are eligible to receive an annual non-qualified stock option grant commencing upon such time that the executive officer first becomes vested as to at least 60% of their initial stock option grant. Once eligible, our chief executive officer will receive an annual option grant to purchase an aggregate of 300,000 shares of common stock and our other executive officers will each receive an annual option grant to purchase the number of shares of common stock approved by our Compensation Committee at the time of grant. All options granted under the Equity Award Compensation Policy will have an exercise price equal to the fair market value of our common stock on the date of grant and vest at a rate of 20% per year. As of February 29, 2008, Messrs. Kiani and Al-Ali were named executive officers eligible to receive an annual option grant under the Equity Award Compensation Policy. Messrs. Kiani and Al-Ali received a stock option grant pursuant to the policy in May 2007. See “—Components of our Compensation Approach—Equity Based Incentives” above.

2007 Severance Protection Plan

Our Board of Directors adopted the 2007 Severance Protection Plan (the “Severance Plan”) which covers one of our named executive officers. The Severance Plan became effective on July 19, 2007. The purpose of our Severance Plan is to treat employees who are terminated in a fair and compassionate manner by mitigating the adverse financial effects of such termination. Mr. de Raad has elected to participate in the Severance Plan and entered into a severance agreement with us on January 11, 2008 (the “Agreement”).

Administration. The Severance Plan is administered by the compensation committee of our board of directors, unless the board of directors designates another committee or other persons to administer the Severance Plan. Subject to the terms and conditions of the Severance, Plan, the administrator of the Severance Plan (the “Plan Administrator”) has full authority necessary for the general administration and management of the Severance Plan, including full discretion to select individuals who shall be eligible to participate in the Severance Plan, to interpret, construe and apply the provisions of the Severance Plan and the Agreement and to determine all questions relating to eligibility for benefits under the Severance Plan and the Agreement. Subject to certain limitations upon a change in our control, the Plan Administrator also has authority to amend the Severance Plan, extend the term of the Severance Plan and terminate the Severance Plan prospectively.

Severance Benefits. Pursuant to the Severance Plan and the Agreement, Mr. de Raad may be eligible to receive either basic severance benefits or change in control severance benefits, but not both.

Basic Severance Benefits. In order for Mr. de Raad to be eligible to receive basic severance benefits under his Agreement, the following conditions must be met:

•

the executive must execute a general release of claims, a non-disparagement agreement, an intellectual property nondisclosure agreement and a non-competition agreement that covers the period during which the executive is receiving severance benefits under the Severance Plan and his Agreement, as well as any other documentation required by the Plan Administrator;

•

the executive must not have received any change in control severance benefits under the Severance Plan or his Agreement, or any severance benefits equal to or better than the basic severance benefits pursuant to another arrangement between the executive and us; and

•

the executive must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement or arrangement with us.

In the event Mr. de Raad is entitled to receive basic severance benefits under the Severance Plan and his Agreement:

•

the executive will receive an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of his termination, which will be paid by us in monthly installments according to our normal payroll practices over the one-year period following his termination;

•	the executive and his qualifying beneficiaries will receive COBRA continuation coverage at our expense during the 12-month period following his termination; and

•	the executive will receive the right to purchase life insurance through us for the 12-month period following his termination.

However, in the event Mr. de Raad commences new employment during the one-year period following his termination, any income or benefits he receives from his new employment will reduce (on a dollar-for-dollar basis) the basic severance benefits payable by us under the Severance Plan and his Agreement from the date the executive’s new employment commences.

Change in Control Severance Benefits. In order for Mr. de Raad to be eligible to receive change in control severance benefits under his Agreement, the following conditions must be met:

•

during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, the executive must have a covered termination, which means that either (i) the executive must terminate his employment with us (or our successor) for good reason or (ii) we (or our successor) must terminate the executive’s employment without cause;

•

the executive must execute a mutual release of claims, a non-disparagement agreement, an intellectual property nondisclosure agreement and a non-competition agreement that covers the period during which the executive is receiving severance benefits under the Severance Plan and his Agreement, as well as any other documentation required by the Plan Administrator;

•

the executive must not have received any basic severance benefits under the Severance Plan or his Agreement, or any severance benefits equal to or better than the change in control severance benefits pursuant to an arrangement between the executive and us; and

•

the executive must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement or arrangement with us.

In the event Mr. de Raad is entitled to receive change in control severance benefits under the Severance Plan and his Agreement:

•

if the executive has a covered termination because his job as of the date of his Agreement is not offered to him on the date of the change in control, the executive will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the executive’s average annual bonus over the three-year period prior to the change in control, and (ii) the right to purchase life insurance through us for the 12-month period following his termination; or if the executive has a covered termination for any other reason, the executive will receive (a) an amount equal to two times his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the executive’s average annual bonus over the three-year period prior to the change in control, and (b) life insurance paid by us for the 12-month period following his termination; and

•	the executive and his qualifying beneficiaries will receive COBRA continuation coverage at our expense during the 12-month period following his termination.

In addition, upon any change in control, 50% of the executive’s unvested stock options and other equity-based awards shall be fully accelerated as of the change in control and 100% of the executive’s unvested stock options and other equity-based awards shall be fully accelerated upon the executive’s termination in the event he becomes entitled to the change in control severance benefits above as a result of a covered termination. Change in control severance amounts payable to the executive will be made in a lump sum cash payment within 30 days following the date the executive has met all of the conditions for his change in control severance.

The Plan Administrator has the right to reduce any change in control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Internal Revenue

Code. In addition, the Plan Administrator may delay the payment or issuance of any severance or change in control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Internal Revenue Code.

For purposes of the Severance Plan and the Agreement:

•

“cause” generally means: (i) the refusal or failure by the executive to perform his duties with us or to comply in all respects with our policies or the policies of any affiliate of ours after notice of a deficiency and the executive’s failure to cure the deficiency within three business days following notice from us, unless the executive has delivered a bona fide notice of his termination for good reason to us, and the reason for the executive’s termination has not been cured by us within 30 days of receipt of notice; (ii) the executive’s engagement in illegal or unethical conduct that could be injurious to us or our affiliates; (iii) the executive’s commitment of one or more acts of dishonesty; (iv) the executive’s failure to follow a lawful directive from our chief executive officer; or (v) the executive’s indictment of any felony, or any misdemeanor involving dishonesty or moral turpitude.

•

“change in control” generally means: (i) a merger or consolidation of us, or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by the stockholders of ours as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our board of directors, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.

•

“good reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the executive’s annual salary; (ii) any requirement that the executive change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the executive’s responsibilities.

Voluntary Resignation. Excluding a resignation for good reason during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, in the event Mr. de Raad wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Agreement are effective, he has agreed to provide us with six months advance notice of his resignation.

Agreement Termination. Mr. de Raad’s Agreement will terminate upon his termination for any reason that does not constitute a termination entitling him to basic or change in control severance benefits or if we terminate the Severance Plan in our role as the Severance Plan sponsor prior to the time he becomes entitled to any severance under the Severance Plan and his Agreement.

Potential Payments upon Termination or Change in Control

The tables below estimate amounts of (i) salary and benefits payable and (ii) the acceleration of options outstanding for each of our named executive officers, in each case assuming that a change in control, termination of employment or both occurred on December 29, 2007. The closing price of our common stock, as reported on the Nasdaq Global Market, was $40.50 on December 29, 2007. The following tables assume that:

•	Mr. Kiani’s severance benefits are derived from his employment agreement with us;

•

Mr. de Raad’s severance benefits are derived from his stock option agreement governing options issued under our 2004 Plan and from his severance agreement with us, assuming for purposes of his table that Mr. de Raad entered into his severance agreement as of December 29, 2007; and

•	Mr. Al-Ali’s severance benefits are derived from his stock option agreements governing options issued under our 1996 Plan and our 2004 Plan.

Mr. Kilpatrick’s service as an executive officer terminated on March 21, 2008 and his employment with us terminated on April 4, 2008. Mr. Kilpatrick did not receive, and is not entitled to receive, any termination payments from us. Mr. Elmandjra’s employment terminated on March 14, 2008. Mr. Elmandjra did not receive, and is not entitled to receive, any termination payments from us.

See also “—Employment Agreement and Offer Letters,” “—Employee Benefit Plans” and “—2007 Severance Protection Plan.”

Joe E. Kiani

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	upon Death	upon Disability	by Us Without Cause or Termination by Mr. Kiani for Good Reason	Change in Control Without Termination of Employment
Number of Option Shares Accelerated	—	—	300,000	300,000
Value of Option Shares Accelerated	—	—	$7,530,000	$7,530,000
Cash Payments	$990,000	$990,000	1,507,571	1,507,571
Continuation of Benefits(1)	—	17,712	17,712	17,712
Additional Payments Related to Option Exercise and Tax Withholding(2)	—	—	8,064,975	8,064,975

Total Benefits and Payments	$990,000	$1,007,712	$17,120,258	$17,120,258

(1)	Comprised of the continuation of standard employee benefits, including health and dental insurance, for 36 months, for only Mr. Kiani.
(2)

Constitutes the aggregate exercise price of all stock options held by Mr. Kiani as of December 29, 2007 and Mr. Kiani’s estimated aggregate tax withholding amount related to the exercise of such options.

Mark P. de Raad

		Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	Change in Control	by Us Without Cause		by Mr. de Raad for Good Reason	within Three Years Following Change in Control by Us Without Cause or by Mr. de Raad for Good Reason		More than Three Years Following Change in Control by Us Without Cause or by Mr. de Raad for Good Reason
Number of Option Shares Accelerated	108,000	—		—	108,000		—
Value of Option Shares Accelerated	$3,221,640	—		—	$3,221,640		—
Cash Payments	—	$291,500		—	695,836		$291,500
Continuation of Benefits	—	18,300	(1)	—	18,900	(2)	18,300	(3)

Total Benefits and Payments	$3,221,640	$309,800		—	$3,804,640		$309,800

(1)	Comprised of COBRA benefits for Mr. de Raad and his beneficiaries for 12 months.
(2)	Comprised of COBRA benefits for Mr. de Raad and his beneficiaries and life insurance for Mr. de Raad for 12 months.
(3)	Assumes that Mr. de Raad does not commence employment with another employer during the period from December 29, 2007 through December 29, 2008.

Ammar Al-Ali

Acceleration of Vesting of Options	Change in Control
	in Which Options are Assumed by Acquiror or Substituted for New Options Issued by Acquiror			in Which Options are Not Assumed by Acquiror and Acquiror Does Not Issue Substituted Options to Mr. Al-Ali
	No Termination of Employment	Termination by Us Without Cause or Termination by Mr. Al-Ali for Good Reason	Termination by Us for Any Other Reason
Number of Option Shares Accelerated	4,350	67,320	4,350	71,670
Value of Option Shares Accelerated	$164,213	$2,043,067	$164,213	$2,207,280

401(k) Plan

We maintain a retirement plan, the 401(k) Plan, which is intended to be a tax-qualified retirement plan. All of our employees age 18 and older are eligible to participate in the 401(k) Plan. Participants may elect to defer a percentage of their eligible pretax earnings each year up to the maximum contribution permitted by the Code. Each participant’s interests in his or her deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions if we choose and we have historically provided matching contributions of up to three percent, subject to a maximum amount. Effective February 15, 2008, participants in our 401(k) were eligible to direct some or all of their contributions, as well as our matching contributions, to the purchase of shares of our common stock through the Company’s Common Stock Fund. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to participants until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

Non-Employee Director Compensation

We have adopted a non-employee director compensation policy. Under this policy, our Audit Committee chairperson receives an annual cash retainer of $40,000, payable on a quarterly basis in arrears. No other non-employee director is entitled to receive any cash compensation for their service on our Board of Directors or any committee thereof. However, our non-employee directors are entitled to reimbursement for their reasonable expenses incurred in connection with attending meetings of our Board of Directors and committees thereof and performing their functions and duties as directors.

Our Board of Directors has adopted the following policy with respect to granting stock options to non-employee directors. Our Audit Committee chairperson received a stock option grant for 150,000 shares of common stock, which vests at a rate of 20% per year. Upon first becoming a member of our Board of Directors, each non-employee director other than our Audit Committee chairperson shall receive either (a) an option to purchase 150,000 shares of our common stock that vests at a rate of 20% per year, with the first 20% vesting upon completion of the first year of service, or (b) an option to purchase 30,000 shares of our common stock that fully vest upon completion of the first year of service. Our Compensation Committee will determine which of the two awards will be made. Upon the full vesting of the previous option award to our Audit Committee chairperson and other outside directors, our Compensation Committee will provide additional annual option grants to our non-employee directors of 30,000 shares that vest fully one year from the date of grant.

Through February 29, 2008, we granted to our current non-employee directors options to purchase an aggregate of 1,275,000 shares of common stock under our 1996 Plan, 2004 Plan and 2007 Plan. All awards made to our non-employee directors in the future will be made under our 2007 Plan or a successor plan. For a more detailed description of this plan, see “Compensation—Employee Benefit Plans—2007 Stock Incentive Plan.”

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the members of our Board of Directors for the fiscal year ended December 29, 2007.

Name(1)(2)	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Steven J. Barker, M.D., Ph.D.	—	130,654	—	130,654
Edward L. Cahill	—	130,654	—	130,654
Robert Coleman, Ph.D.	—	130,654	—	130,654
Mohamed Diab(4)	—	—	—	—
Sanford Fitch	40,000	153,478	—	193,478
Jack Lasersohn	—	130,654	—	130,654

(1)

Joe E. Kiani, our Chairman and Chief Executive Officer and a named executive officer, is not included in this table as he is an employee of ours and thus receives no compensation for his service as a director.

(2)

As of December 29, 2007, each of our non-employee directors held the following number of options: Steven J. Barker, M.D., Ph.D.—180,000; Edward L. Cahill—94,800; Robert Coleman, Ph.D.—89,400; Mohamed Diab (former director)—0; Sanford Fitch —150,000; and Jack Lasersohn—89,400.

(3)

Amounts set forth in the “Option Awards” column for 2007 reflect the dollar amount recognized as compensation expense by us for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with FAS 123(R) of stock option grants pursuant to our 2004 Plan described on pages 37 to 39 and thus may include amounts from stock options granted in and prior to 2007. These amounts reflect our accounting expense for these option awards and do not correspond to the actual value that will be recognized by the directors. See Note 12 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the SEC on March 4, 2008, for a discussion of assumptions made in determining the grant date fair value and compensation expense of these stock options.

(4)	Mr. Diab resigned from our Board of Directors effective April 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth additional information as of December 29, 2007 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 29, 2007. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,321,191	$7.53	5,396,076	(2)
Equity compensation plans not approved by security holders(3)	—	—	—
Total	8,321,191	$7.53	5,396,076

(1)	Comprised of the 1996 Plan, 2004 Plan and 2007 Plan.

(2)

Comprised solely of shares subject to awards available for future issuance under the 2007 Plan. Pursuant to the terms of the 2007 Plan, the share reserve of the 2007 Plan will automatically increase on the first day of each fiscal year, from fiscal year 2009 through 2017, by three percent of the aggregate the number of shares of our common stock outstanding as of the last day of the immediately preceding fiscal year.

(3)	As of December 29, 2007, we did not have any equity compensation plans that were not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 29, 2008, with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of February 29, 2008. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 55,383,017 shares of common stock outstanding as of February 29, 2008, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before April 29, 2008, which is 60 days after February 29, 2008. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 40 Parker, Irvine, California 92618.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class
Named Executive Officers and Directors:
Joe E. Kiani(1)	5,652,040	10.2%
Mark P. de Raad(2)	54,000	*
Mohamed Elmandjra(3)	54,000	*
Ammar Al-Ali(4)	540,060	1.0
Christopher Kilpatrick(5)	320,500	*
Steven J. Barker, M.D., Ph.D.(6)	90,000	*
Edward L. Cahill(7)	1,800,090	3.3
Robert Coleman, Ph.D.(8)	415,200	*
Sanford Fitch(9)	30,000	*
Jack Lasersohn(10)	889,799	1.6
Total Shares Held By Current Executive Officers and Directors (13 persons)(11)	9,894,729	17.9
5% Stockholders:
Joe E. Kiani(1)	5,652,040	10.2
Mohamed Diab(12)	3,246,570	5.9
Entities affiliated with Invesco Ltd.(13)	3,989,005	7.2
Entities affiliated with David Kempner Partners(14)	2,744,639	5.0

*	Less than one percent.

(1)	Comprised of 3,953,040 shares held directly, 1,680,000 shares held in two trusts for which Mr. Kiani is the sole trustee and 19,000 shares held by an immediate family member of Mr. Kiani.
(2)	Comprised of options to purchase 54,000 shares of common stock that are exercisable within 60 days of February 29, 2008.
(3)	Comprised of options to purchase 54,000 shares of common stock that are exercisable within 60 days of February 29, 2008.
(4)	Comprised of 510,660 shares of common stock held directly and options to purchase 29,400 shares of common stock that are exercisable within 60 days of February 29, 2008.
(5)

Comprised of 195,900 shares of common stock held directly, 10,000 shares held by immediate family members of Mr. Kilpatrick for which Mr. Kilpatrick has voting and investment power, and options to purchase 114,600 shares of common stock that are exercisable within 60 days of February 29, 2008.

(6)	Comprised of options to purchase 90,000 shares of common stock that are exercisable within 60 days of February 29, 2008.
(7)

Comprised of 42,000 shares of common stock held directly and options to purchase 73,200 shares of common stock that are exercisable within 60 days of February 29, 2008. Also includes 1,684,890 shares of common stock held by Cahill, Warnock Strategic Partners Fund, L.P. Mr. Cahill is a partner of Cahill, Warnock Strategic Partners, L.P., the general partner of Cahill, Warnock Strategic Partners Fund, L.P. Mr. Cahill disclaims beneficial ownership of the shares held by Cahill, Warnock Strategic Partners Fund, L.P., except to the extent of his pecuniary interest in these shares.

(8)	Comprised of 345,600 shares of common stock held directly and options to purchase 69,600 shares of common stock that are exercisable within 60 days of February 29, 2008.
(9)	Comprised of options to purchase 30,000 shares of common stock that are exercisable within 60 days of February 29, 2008.
(10)

Comprised of 120,600 shares of common stock held directly and options to purchase 69,600 shares of common stock that are exercisable within 60 days of February 29, 2008. Also includes 305,262 shares held by Vertical Fund I, L.P., 198,087 shares held by Vertical Fund II, L.P. and 196,250 shares held by The Vertical Group, Inc., which is the general partner of Vertical Fund I, L.P. and Vertical Fund II, L.P. Mr. Lasersohn disclaims beneficial ownership of the shares held by The Vertical Group, Inc., Vertical Fund I, L.P. and Vertical Fund II, L.P., except to the extent of his pecuniary interest in these shares.

(11)

Comprised of shares included under “Named Executive Officers and Directors” other than those listed for Mr. Kilpatrick and Mr. Elmandjra, 126,000 shares held by two of our other executive officers and options to purchase an aggregate of 297,540 shares of common stock held by three of our other executive officers that are exercisable within 60 days of February 29, 2008.

(12)	Comprised of 3,246,570 shares of common stock held directly and 780,000 shares held in two trusts for which Mr. Diab is the sole trustee.
(13)

The information with respect to the 3,989,005 shares of common stock beneficially owned by the entities affiliated with Invesco Ltd. is based on a report on Schedule 13G filed with the SEC on February 14, 2008. The Schedule 13G sets forth information related to voting and investment power over the shares held by the entities affiliated with Invesco Ltd. The address for the entities affiliated with Invesco Ltd. is 1360 Peachtree Street NE, Atlanta, GA 30309.

(14)

The information with respect to the 2,744,639 shares of common stock beneficially owned by the entities affiliated with Davidson Kempner Partners is based on a report on Schedule 13G filed with the SEC on January 16, 2008. The Schedule 13G sets forth information related to voting and investment power over the shares held by the entities affiliated with Davidson Kempner Partners. The address for the entities affiliated with Davidson Kempner Partners is c/o Davidson Kempner Partners, 65 East 55th Street, 19th Floor, New York, NY 10022.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as our independent auditors for the fiscal year ending January 3, 2009, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

On June 12, 2006, we dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. The decision was recommended by our Audit Committee and approved by our Board of Directors. From January 1, 2006 through June 12, 2006, the date of dismissal, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years. PwC did not prepare or issue any report on our consolidated financial statements for the year ended December 31, 2006 or December 29, 2007. From January 1, 2006 through June 12, 2006, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

PwC was asked to furnish us a letter, addressed to the SEC, stating whether or not it agreed with the above statements. A copy of PwC’s letter to the SEC disclosing its agreement with these statements, dated April 10, 2007, is attached as Exhibit 16.1 to our Registration Statement on Form S-1 filed with the SEC on April 17, 2007.

Grant Thornton was appointed as our independent auditors in July 2006 and has reported on our consolidated financial statements as of and for the years ended December 31, 2005, December 31, 2006 and December 29, 2007. The decision to appoint Grant Thornton was recommended by our Audit Committee and approved by our Board of Directors. From January 1, 2006 through the date we appointed Grant Thornton, neither we nor anyone on our behalf consulted with Grant Thornton regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and we were not provided with a written report or oral advice that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was the subject of either a disagreement or a reportable event, as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

Representatives of Grant Thornton are expected to be present at the Annual Meeting. The representatives of Grant Thornton LLP will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as our independent auditors. However, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending January 3, 2009.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and December 29, 2007 by Grant Thornton, our principal auditors for such periods. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	December 31, 2006	December 29, 2007
Audit Fees(1)	$702,722	$2,133,400
Audit-Related Fees(2)	75,103	95,764
Tax Fees(3)	145,380	238,075
All Other Fees(4)	1,210,962	59,560

Total Fees	$2,134,167	$2,526,799

(1)

Audit fees consist of fees billed for services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings. Audit fees also consist of fees for services associated with SEC registration statements, including our registration statement on Form S-1 in connection with our initial public offering, and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our interim consolidated financial statements and not reported under the caption “Audit Fees.” These services include review of our interpretation and application of certain accounting pronouncements.

(3)	Tax fees consist of fees for review of our federal and state income tax returns, general consultation and international tax research.
(4)

All other fees consist of fees for services rendered for the audit of our 2003, 2004 and 2005 financial statements for our registration statement on Form S-1 in connection with our initial public offering.

Audit Committee’s Pre-Approval Polices and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent auditors, Grant Thornton. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.

The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT

AUDITORS FOR OUR FISCAL YEAR ENDING JANUARY 3, 2009

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 29, 2007, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for a Form 3 that was not timely filed by David Jennings, our former Executive Vice President, Human Resources, and Mark Harty, our former President, International Sales, in connection with each individual’s appointment as an executive officer.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Person Transactions Policy and Procedures

In March 2008, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of transactions with related persons. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) and any “related person” were, are or will be participants involving an amount that exceeds $120,000. For purposes of the policy, a related person is:

•

any person who is or was a director or executive of ours since the beginning of our immediately preceding fiscal year or an immediate family member of, or person sharing a household with, any of the foregoing individuals;

•

any person known by us to be the beneficial owner of more than five percent of outstanding voting securities or, if the beneficial owner is an individual, an immediate family member of, or person sharing a household with, any of the foregoing individuals; and

•

any firm, corporation or other entity in which any of the foregoing individuals is employed or is a general partner or principal or in a similar position, or in which any of the foregoing individuals has a five percent or greater beneficial interest.

Under the policy, prior to entering into a related person transaction, our legal department must present information regarding the proposed related person transaction to our Nominating and Corporate Governance Committee for approval at its next regularly scheduled meeting (or, where our legal department, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to or desirable to wait to until the next meeting of the Nominating and Corporate Governance Committee, to the Chairperson of our Nominating and Corporate Governance Committee, who is authorized under the policy to act on behalf of the Nominating and Corporate Governance Committee with respect to matters covered by the policy between meetings of the Nominating and Corporate Governance Committee). The presentation must include:

•	a description of the related person’s relationship to us and interest in the related person transaction;

•	the material terms of the proposed related person transaction;

•	the perceived benefits to us of the proposed related person transaction;

•	if applicable, the availability to us of other sources for comparable products or services subject to the proposed related person transaction; and

•

an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as applicable, a third party that is not a related person or to our employees generally.

To identify proposed related person transactions in advance, our legal department relies on information supplied by our directors, executive officers or our business unit or function/department leader responsible for the proposed related person transaction. In considering related person transactions, the Nominating and Corporate Governance Committee takes into account all relevant facts and circumstances related to the proposed transaction including, but not limited to the information discussed above and, in the event the related person is a director or an immediate family member or affiliate of a director, the impact of the proposed related person transaction on the director’s independence. In the event a member of the Nominating and Corporate Governance Committee, or any immediate family member or affiliate of a member of the Nominating and Corporate Governance Committee is the related person, the Nominating and Corporate Governance Committee person is prohibiting from participating in any review, consideration or approval of the related person transaction. The policy requires that the Nominating and Corporate Governance Committee shall only approve a related person transaction if it determines in good faith that the transaction is in, or is not inconsistent with, our best interests and those of our stockholders.

Under the policy, the following related person transactions are deemed to be pre-approved by the Nominating and Corporate Governance Committee regardless of the amount involved:

•	employment and compensation of our executive officers, subject to certain exceptions;

•	compensation of our directors, subject to certain exceptions;

•

certain transactions between us and an unrelated third party entity in which the related person’s only relationship with the third party is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the other entity’s shares, subject to certain limitations;

•	certain charitable contributions; and

•	transactions in which all of our security holders receive the same benefit on a pro rata basis.

The policy also permits our Nominating and Corporate Governance Committee to ratify, amend, rescind or terminate any related person transaction that is not pre-approved in accordance with the terms above.

Transactions with Related Persons

The following is a description of transactions or series of transactions since January 1, 2007, or any currently proposed transaction, to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Employment Agreement and Offer Letters” above.

Executive Officer Employment Agreement

In July 2007, we amended and restated our employment agreement with Mr. Kiani, our Chairman and Chief Executive Officer. See “Executive Compensation—Employment Agreement with Joe E. Kiani.”

Severance Plan

We have entered into a severance agreement with Mr. de Raad pursuant to our 2007 Severance Protection Plan. See the section entitled “Compensation of Executive Officers—2007 Severance Protection Plan” above.

Stock Option Grants

We have granted stock options to our directors and executive officers. For a description of these options, see the sections entitled “Compensation of Executive Officers—Grants of Plan-Based Awards During Fiscal Year 2007,” “Compensation of Executive Officers—Outstanding Equity Awards at December 29, 2007” and “Compensation of Executive Officers—Non-Employee Director Compensation” above.

Saba Software, Inc.

Mr. Kiani has been a member of the board of directors of Saba Software, Inc., a publicly-traded software company focused on human capital development and management solutions, since 1997. Since January 1, 2007, we paid Saba Software, Inc. approximately $75,372 for various software and services.

Masimo Laboratories, Inc.

Masimo Laboratories, Inc. (“Masimo Labs”) is an independent entity spun off from us to our stockholders in 1998. Joe E. Kiani and Jack Lasersohn, members of our board of directors, are also members of the board of directors of Masimo Labs. Joe E. Kiani, our Chairman and Chief Executive Officer, is also the Chairman and Chief Executive Officer of Masimo Labs. We are a party to a cross-licensing agreement with Masimo Labs, which was recently amended and restated effective January 1, 2007 (the “Cross-Licensing Agreement”), that governs each party’s rights to certain of the intellectual property held by the two companies. Pursuant to the Cross-Licensing Agreement, Masimo Labs paid us an aggregate of $2.7 million in research and development and other service fees from January 1, 2007 through February 29, 2008. Prior to our initial public offering in August 2007, our stockholders owned approximately 99.9% of the outstanding capital stock of Masimo Labs, and we believe that as of February 29, 2008, a number of stockholders of Masimo Labs continued to own shares of our common stock.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnity agreements with certain directors, officers and other key employees of ours under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

Registration Rights

Pursuant to our Fifth Amended and Restated Registration Rights Agreement dated September 14, 1999, certain stockholders affiliated with two of our directors, Messrs. Cahill and Lasersohn, have the right in specified circumstances to require us to register their shares under the Securities Act for resale to the public. Generally, we are required to bear all registration and selling expenses incurred in connection with any registration required by these stockholders, other than underwriting discounts and commissions. We are also required to bear the reasonable fees and expenses of one counsel for the selling stockholders in each registration.

HOUSEHOLDING

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007, which is our 2007 annual report, is being mailed to you along with this proxy statement. We are sending only one annual report and proxy statement to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report or proxy statement in the future, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618, and we will promptly deliver a separate annual report and proxy statement to you. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the SEC is available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joe E. Kiani Chairman & Chief Executive Officer

April 24, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MASIMO CORPORATION

40 PARKER, IRVINE, CALIFORNIA 92618

FORM OF PROXY

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Joe E. Kiani and Mark P. de Raad, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Masimo Corporation, a Delaware corporation (“Masimo”), to be held at Masimo’s principal executive offices at 40 Parker, Irvine, California 92618, on Thursday, June 5, 2008, at 10:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo’s capital stock that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

(Continued on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO
SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1 AND FOR THE APPROVAL OF PROPOSAL NO. 2.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE

WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. ELECTION OF CLASS I DIRECTORS:

01 - Steven J. Barker, M.D., Ph.D. 02 - Sanford Fitch
☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees	01 02
☐ For all EXCEPT - To withhold a vote for one of the nominees, mark the box to the left and the corresponding numbered box to the right ☐ ☐
2. TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2008: FOR AGAINST ABSTAIN
☐ ☐ ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

MASIMO CORPORATION

BOARD OF DIRECTORS PROXY

Annual Meeting of Stockholders June 5, 2008

Dated this day of                                     , 2008

(Signature of Stockholder)

(Signature of Stockholder)

Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

You can view the Annual Report and Proxy Statement

on the Internet at www.masimo.com